UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  March 31, 2006

CORUMEL MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada	000-50429	33-1059313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York		10022-2511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 937-8442

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2006, Corumel Minerals Corp. (“Corumel”) signed an Asset Purchase Agreement with RCA Resources Corporation (“RCA”) for the purchase and sale of all the assets of RCA for an acquisition cost of $64 million.

Pursuant to the terms of the Asset Purchase Agreement, Corumel acquired all of the assets of RCA pertaining to RCA’s mineral exploration business, including, among others, the assets listed in Schedule “A” of the Asset Purchase Agreement, and all other documents and information related to these assets.

The assets include (1) a 100% interest in Lobaye Gold SARL, a limited liability company registered under the laws of the Central African Republic, (2) three general exploration licenses for three specific regions in the Central African Republic for a validity period of three years for gold and diamond prospecting, (3) a lease agreement for industrial mining equipment, (4) mining equipment as listed in more detail in Schedule “A” of the Asset Purchase Agreement, and (5) the assignment of $1,265,388 in loans made by RCA to Lobaye Gold SARL.

The lease agreement for industrial mining equipment provides that certain equipment is being leased to Lobaye Gold SARL for a term of two years, beginning on April 1, 2006 and expiring on March 31, 2008, at a net monthly basic rent of $150,000. See Exhibit 10.8 - Lease Agreement for more details.

See Exhibit 10.7 - Asset Purchase Agreement and Exhibit 10.8 - Lease Agreement for Industrial Mining Equipment both attached to this Current Report for more details.

As consideration for the assets, Corumel issued 80 million restricted shares of Common Stock to RCA. Prior to the issuance, Corumel had 9,270,500 shares of common stock issued and outstanding, which are quoted on the OTCBB under the symbol “CORU”. As a result of the acquisition of the assets and the issuance of shares as consideration for the assets, there was a change in control of Corumel. See Item 5.01 below for more information.

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Item 1.02. Termination of a Material Definitive Agreement.

As a result of the signing of the Asset Purchase Agreement, as discussed in Item 1.01 above, the Letter of Intent, signed by the parties on October 27, 2005, was formally terminated. On March 31, 2006, the board of directors approved the termination of Letter of Intent.

Pursuant to the terms of the Letter of Intent, the parties had agreed that Corumel and RCA would merge together to form a new Nevada corporation, with each shareholder of both Corumel and RCA receiving one common share in the capital of the new corporation for each common share held in either the capital of Corumel or RCA. Although the Letter of Intent was signed, certain closing conditions were never satisfied, including the elimination of all known liability of RCA not incurred in the ordinary course of business and the preparation of audited financial statements of RCA. The board of directors deemed it in the best interest of Corumel and its shareholders to terminate the Letter of Intent and to enter into the Asset Purchase Agreement described under Item 1.01 above.

See Exhibit 10.4 - Letter of Intent for more details.

Item 2.01. Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.  Information in response to this Item 2.01 (f) is keyed to the Item numbers of Form 10-SB as would be required if Corumel was filing a general form for registration of securities on Form 10-SB.

Part I

Item 1. Description of Business

(a)	Business Development

Corumel was incorporated under the laws of the State of Nevada on July 23, 2002.

Corumel is an exploration stage company engaged in the acquisition and exploration of mineral properties. Corumel’s plan of operations is to conduct mineral exploration activities on the mineral properties in order to assess whether these claims possess commercially exploitable mineral deposits. Corumel’s exploration program is designed to explore for commercially viable deposits of base and precious minerals, such as gold, diamonds, silver, lead, barium, mercury, copper, and zinc minerals. See “Business of Corumel” and “Management’s Discussion and Analysis or Plan of Operations” below for more information.

On March 31, 2006, Corumel acquired 100% ownership of Lobaye Gold SARL, which was formed under the laws of Central African Republic (“Lobaye Gold”). Lobaye Gold was acquired for the purpose of carrying out Corumel’s mineral exploration program in Central African Republic. Corumel indirectly owns through Lobaye Gold a 100% interest in three general exploration licenses for three specific regions in the Central African Republic for a validity period of three years for gold and diamond prospecting (the “Lobaye Claims”).

Also, on May 23, 2003, Corumel acquired 100% ownership in CMC Exploration Corporation, which was incorporated under the name 660289 B.C. Ltd. under the laws of the Province of British Columbia on December 17, 2002 (“CMC”). CMC changed its name to “CMC Exploration Corporation” on June 12, 2003. CMC was formed for the purpose of carrying out Corumel’s mineral exploration program in British Columbia. Corumel indirectly owns through CMC a 100% interest in six mineral claims (the “Thor Claims”). On May 23, 2003, Corumel transferred all of its 100% ownership interest in the Thor Claims to CMC. See Exhibit 10.2 - Transfer of Interest Agreement for more information.

Corumel has an authorized capital of 100,000,000 shares divided into (1) 90,000,000 shares of common stock with a par value of $0.001 per share with 89,270,500 shares of common stock currently issued and outstanding and (2) 10,000,000 shares of preferred stock with a par value of $0.001 per share with no shares of preferred stock currently issued and outstanding.

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Neither Corumel nor its subsidiaries have been involved in any bankruptcy, receivership or similar proceedings. There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of Corumel’s business.

(b)	Business of Corumel

Corumel is an exploration-stage company engaged in the development of mineral properties, in particular gold and diamonds. Corumel is currently focusing its assets and time on its Lobaye Claims, but will continue with the proposed mineral exploration program on the Thor Claims when Corumel is in a position to commit the required working capital and time to the exploration program.

Property Interests

The following is a summary of Corumel’s principal property interests, segregated by the operations of Corumel’s subsidiaries. Corumel does not have any assets or mineral properties that are currently in production or contain a reserve.

A. Lobaye Gold SARL Operations

Founded in March 4, 2004, Lobaye Gold SARL is limited liability company, registered under the laws of the Central African Republic (“Lobaye Gold”). Lobaye Gold’s head office is located at Bangui, Avenue de l’indépendance, BP 1084, Bangui, Central African Republic.

Lobaye Gold is an exploration stage company in the Republic of Central Africa, primarily active since its inception in 2004 in the feasibility stage for gold and diamonds in the western area of the country, specifically in the Lobaye Region. Mr. Didier Llinas as the Managing Director and Mr. Urbain Randall is the Director of Lobaye Gold with 16 employees in accounting, administration and security in the Bangui office. The mining operation comprises 40 employees.

The Central African Republic is a landlocked country in the geographic centre of Africa. Central African Republic has suffered decades of army revolts, coups d'etat and rebellions since the nation of 3.6 million gained independence from France in 1960. In June 2005, General Francois Bozize was, after a previous tenure of 2 years as President, democratically elected as President of the Central African Republic with 64% of the popular vote.

Lobaye Claims

Lobaye Gold has been granted three general exploration licenses for gold and diamond prospecting for the regions of Guingala, Amada-Gaza and Abba all in southwestern Central African Republic (the “Licenses”). The Licenses are for a period of three years each. The licenses were granted on April 13, 2005 and will expire on April 12, 2008.

The mineral properties that form part of the Licenses cover an aggregate surface area of 2,202 km² (the “Lobaye Claims”). The boundaries for the mineral properties covered by each of the Licenses are defined by the following coordinates:

Zone 1: Guingala (202 km²)

Points	Longitude (East)	Latitude (North)
A	17°20’00”	4°10’00”
B	17°28’00”	4°10’00”
C	17°28’00”	4°00’00”
D	17°26’20”	4°00’00”

Zone 2: Amada-Gaza (1000 km²)

Points	Longitude (East)	Latitude (North)
A	14°58’33”	4°40’08”
B	15°02’00”	4°40’08”
C	15°02’00”	5°12’50”
D	14°51’25”	5°12’50”
E	14°51’25”	4°53’28”

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Zone 3: Abba (1000 km²)

Points	Longitude (East)	Latitude (North)
A	15°02’00”	5°30’10”
B	15°15’11”	5°30’10”
C	15°15’11”	5°07’08”
D	15°02’00”	5°07’08”

During the three year period of the Licenses, Lobaye Gold will undertake to invest a minimum of 25,000 CFA/km²/year for each license, which is equivalent to approximately US$44/ km²/year. The CFA is the official monetary unit of Central African Republic and approximately 540 CFA are equal to approximately US$1.00. The total annual investment for Lobaye Gold will be approximately US$100,000 for the Lobaye Claims. Also, Lobaye Gold is required to submit monthly reports on the exploration work on the Lobaye Claims to the Minister in charge of Mines and to the Director General of Mines. See Exhibit 99.5 for more details.

Historical Background

Central African Republic already has a considerable history in the mining of gold, precious stones and other valuable minerals. However, this exploitation generally was artisanal in nature for the past 30 years. From the 1940’s to the 1950’s, large mining operations by French and South African companies were installed in this region and ceased thereafter due to political problems. In the northern part of the Lobaye Claims, there are two rivers merging, the Lobaye River and the Guingala River. Special notice is drawn upon the underground connection between those two rivers - the Guingala River disappears and goes underground and further down joins the Lobaye River (underground). This specific territory dates back to volcanic activity over 2,500 years ago. Today, the entire territory around the Lobaye River and the Guingala River is of the savannah type, but those two rivers are within a primary forest (approx. 35 km2). Any mineral deposits in this region are difficult and costly to reach by way of artisanal mining, and demand an industrial mining approach.
Location and Access

The Lobaye Claims are located within the Bossuy mining district of the Lobaye province of the Central African Republic and are approximately 230 kilometres (140 miles) west-southwest from Bangui, the capital of the Central African Republic. The Central African Republic is a landlocked country in the geographic centre of Africa.

Access to the Lobaye Claims is by paved and natural roads from Bangui to Bossuy, which is a five hour drive (140 miles). From Bossuy, you can drive to the Lobaye Claims, which are located due south of Bossuy. From Bossuy to the Lobaye Claims, Lobaye Gold constructed and maintains its own private access road. The trip takes approximately five minutes (4 miles).

Plant and Equipment

Lobaye Gold has in the past explored artisanal mining. Beginning in April 2006, Lobaye Gold will move from artisanal exploration to start industrial open-pit exploration. All preparatory work has successfully been completed, industrial mining equipment delivered and installed and starting production on April 1, 2006:

A gold and diamond washing plant with a capacity of 1,000 tons/day has been constructed and installed. The construction of another washing plant with a 3,000 ton/day capacity will start in May 2006. The base-camp infrastructure with diesel-powered generators, mechanic workshop and security-zone is ready. The staff housing construction phase 1 is nearing completion (base camp and 4 houses). The industrial mining equipment including two Komatsu excavators (Models PC 240LC-7 and PC 340), two Komatsu Wheelloaders (Model WA740-3), four Mercedes 35 ton 6x4 trucks, one Petrol-truck, one Bedloader with truck, and tools have been delivered to the base-camp and are ready for operation.

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Geology and Mineralization

Under morphological aspects, the central part of Africa consists of a huge continuous plain and presents three topographic units.

The first unit comprises the alluvial plains of the Chad in the North and of the Congo in the South. Its elevation is between 400 and 500 metres (corresponding to approximately 1,250 to 1,600 feet) above sea level.

The second unit is represented by the immense plateau named “dorsal oubanguienne” (as much as the Oubangui back) that separates the two alluvial plains and culminates between 500 and 800 m (approx. 1600 to 2500 ft.) above sea level.

The third unit is situated at the extreme eastern and western parts of the two plains and is comprised of two mountain massifs with medium heights between 1,000 metres and 2,000 metres (approximately 3000 feet and 6000 feet) above sea level. The large topographical units that control the hydrographic network, which consist of the Congo Basin (Oubangui and Sangha) and the Basin of Chari (Ouham and Aouk) make the Central African Republic a well-drained country.

The above topographic sections correspond with the geological units that consist of Precambrian formations consisting of crystalline and slated rock.

These rocks cover over 60% of Central African Republic’s surface, which amounts to approximately 400,000 km2 (or approximately 156,000 square miles), and splits into the following structural units:

•	The basic complex of archaic age, which is very metamorphic and is represented by granite-gneissic rocks that enclose greenstone belts, and are furthermore transversed by rocks of plutonic granitites;
•	The lower and middle proterozoic is constituted by a series of sediments (micaschists, quartzes as well as dolomite chalks);
•	The upper Proterozoic comprises the sand stones of Carnot Berberati at the southeast and of Mouka Ouadda at the northeast. The latter stand for those rocks called the “Central African Diamond Stores”.
•	Tertiary and quaternary formations, also known as “the Chad formations” are found along the whole part of the country’s border with the Chad.

After the desegregation of the mineralized formations, which are on a conglomeratic level of chalky sand stone from rivers and lakes, the actual hydrographic network has canalized, transported and put into place sand, gravel, heavy minerals, and diamonds.
\
The latter are concentrated in the base of alluvia on the bedrock, hence its important role in the function of its nature (dry or sticky) and of its morphology (bars, rubbles, marmit).

On October 25, 2005, the Swiss Federal Institute of Zurich, Switzerland (ETH) analyzed three ore samples from Zone 1 for quantitative x-ray diffraction analysis. Mineralogy was determined with x-ray diffraction analysis. For quantification, the Rietveld analysis of the XRD pattern was used.

Mineral contents of the samples (in wt%)
Phase	Sample A-1	Sample A-2	Sample A-3
Ilmenite = FeTiO3	12.7 ± 1.5	6.3 ± 0.4	91.6± 0.9
Goethite = FeOOH	59.1 ± 1.8	24.2 ± 0.8
Quartz = SiO2	3.7 ± 0.4	65.0 ± 0.7	2.0 ± 0.3
Rutile = TiO2	4.8 ± 0.5	0.9 ± 0.3	2.9 ± 0.3
Schorl = NaFe3Al6(BO3)3Si6O18(OH)4			3.4 ± 0.8
Kaolinite = Al2Si2O5(OH)4	5.4 ± 2.0	3.5 ± 1.0
Epidote = Ca2Al2.60Fe0.40Si3O13H	8.7 ± 0.8
Titanite = CaTi(SiO4)O	0.8 ± 0.4
Pyroxene = (Na Ca) (Fe Al Mg) Si2 O6	1.3 ± 0.5
Hematite = Fe2O3	3.6 ± 0.5

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Corumel does not claim to have any ores or reserves whatsoever at this time on the Lobaye Claims.
Proposed Exploration Program

The following information concerning the Lobaye Claims has been compiled by Corumel’s president, Chris Roth, and Corumel’s vice president of exploration, Didier Llinas, with guidance from historical data.

In 2006, Corumel plans to concentrate primarily on the Guingala property (Zone 1).

During 2006 Corumel plans to continue to seek to develop projects in the current Zone1 in Guingala as well as later on in the year starting with geological surveys in the other two zones (Zone 2: Amada-Gaza (1,000 km²) and Zone 3: Abba (1,000 km²)).

Corumel will continue to develop the current explorational open-pit mining program to determine the commencement of production. The following table sets out the estimated costs, commencement dates, and completion dates of Corumel’s proposed exploration programs during its 2006 fiscal year commencing on April 1, 2006, if tests and assay results, market conditions, and capitalization are optimal.

Property	Estimated Exploration Costs for 2006	Commencement Date	Estimated Completion Date
Guingala (Zone 1)	600,000	April 1, 2006	August 31, 2006
Amada-Gaza (Zone 2)	225,000	June 1, 2006	August 31, 2006
Abba (Zone 3)	225,000	June 1, 2006	August 31, 2006
Total	$ 1,050,000

Corumel will complete a comprehensive feasibility audit by mid-April 2006 on the Lobaye Claims. Corumel will have an external consulting geologist evaluate the results of the feasibility audit. The audit will evaluate the viability of the mine’s permits, washing facilities and underground conditions. It will also allow for development of a mine engineering plan and estimations of capital requirements and future operational costs. Furthermore, the geology and mineralization of the Lobaye Claims will be evaluated. With this information, Corumel will develop exploration strategies and various production scenarios.

Corumel is currently scheduling a district-wide exploration effort to begin assessments beyond the Guingala property, the site of the resource-definition effort. This effort will consist of a rigorous district-scale geologic evaluation along with assessments of mineralized areas.

Corumel’s drilling, sampling, and assaying practices will be actively audited by a yet to be contracted specialist. Core samples are being assayed at the Swiss Technical Institute (ETH) in Zurich, Switzerland. The ETH, together with the Diamond University of Antwerpen, Belgium will also be heading resource calculations once sufficient drilling has been completed.

Once exploration has been completed, the results will be evaluated to determine production viability. This will be based on mineralization, the gold, diamond, platinum, palladium and ilmenite markets, and the engineering and production costs to further economically extract and process.

Up to December 31, 2005, Lobaye Gold has spent approximately US$800,000 on exploration, and US$36,000 on the Lobaye Claims.

Corumel continues to survey and develop mining areas, that contain high grades and large tonnage of gold or diamonds as well as projects that contain the potential for mineralization concealed under post-mineral cover.

Corumel will continue to incur losses unless Corumel’s mineral properties contain commercially viable sources of gold or diamonds and until such time as Corumel achieves significant revenues from the sales of gold or diamonds. The costs associated with bringing a commercially viable mine into operation are significant, and Corumel cannot guarantee that it will be able to obtain the required working capital to bring a mine into commercial production.

As Corumel proceeds with its production and exploration programs Corumel will need to hire independent contractors as well as purchase or lease additional equipment.

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B. CMC Exploration Corporation Operations

Corumel’s future plan of operations on the Thor Claims is to conduct mineral exploration activities to assess whether these claims possess commercially exploitable mineral deposits. Corumel’s proposed exploration program for the Thor Claims is designed to explore for commercially viable deposits of base and precious minerals, including lead, gold, silver, barium, mercury, copper, and zinc minerals. Currently, however, Corumel will focus on implementing its proposed exploration program for the Lobaye Claims. If working capital and time is available, Corumel will commit such funds and time to the proposed mineral exploration program for the Thor Claims.

On March 28, 2003, Corumel entered into a property acquisition agreement whereby it purchased a 100% interest in six mineral claims referred to as the Thor Claims. See Exhibit 10.1 for more details. Corumel purchased the Thor Claims from William A. Howell, a graduate geologist, for his out-of-pocket costs incurred in staking and registering the mineral claims. Pursuant to an amending agreement to the property acquisition agreement, dated June 2, 2003, Corumel is obligated to incur exploration expenditures of no more than $7,500 on Phase 1 of its proposed mineral exploration program. Any exploration costs in excess of $7,500 will require Corumel’s prior approval and Corumel will be required to pay only 85% of the additional costs. See Exhibit 10.3 for more details. All references to the property acquisition agreement in this current report refer to both that agreement and the amending agreement.

Further provisions of the property acquisition agreement stipulate that Mr. Howell is to govern Phase 1 of Corumel’s proposed mineral exploration program to be conducted on the Thor Claims. Mr. Howell would be the operator during Phase 1 of the proposed mineral exploration program. If Mr. Howell remains the operator throughout Phase 1 of the proposed mineral exploration program, he would be entitled to receive, as partial compensation for his services, a 15% undivided interest in the Thor Claims. Mr. Howell will also be entitled to charge a fee for his services as operator equaling 7½% of the first $10,000 Canadian dollars of exploration expenditures and 5% of exploration expenditures thereafter.

Thor Claims

The Thor Claims consist of six two-post mineral claims within the New Westminster Mining Division of British Columbia.

Tenure	Claim Name	Owner	Expiry	Area	Tag Number
408168	Thor 7	112364	February 17, 2010	1 unit	722976M
408169	Thor 8	112364	February 17, 2010	1 unit	722977M
408170	Thor 9	112364	February 17, 2010	1 unit	722978M
408171	Thor 10	112364	February 17, 2010	1 unit	722979M
408172	Thor 11	112364	February 17, 2010	1 unit	722980M
408173	Thor 12	112364	February 17, 2010	1 unit	722981M

The Thor Claims cover a total of about 363 acres or about 0.60 square miles. Exploration work to the extent of CDN$100 per unit will be required prior to the expiry date of February 17, 2010, or equivalent cash paid in lieu of work. At the completion of Phase 1 of the mineral exploration program, Corumel had incurred over $7,500 in expenditures, which is approximately equivalent to CDN$9,650. As a result, when the expenditures were registered against the mineral claims, the expiry date on the Thor Claims was extended to February 17, 2010. A maximum of 10 years of work credit may be filed on a mineral claim. If the required exploration work expenditure is not completed and registered in any year or if a payment is not made to the Province of British Columbia in lieu of the required work within that year, the mineral claims will lapse and title with revert to the Province of British Columbia.

William Howell initially staked the Thor Claims in February 2003. In February 2004, Mr. Howell had to re-stake and re-register the Thor Claims as the registration of the mineral claims had lapsed. Staking a claim involves physically marking the boundaries of the mineral claim area on the ground and is the first step in acquiring title to the claim. Once the property is staked, title to the property can be recorded with the British Columbia Ministry of Energy and Mines. Upon Corumel’s purchase of the Thor Claims, Mr. Howell delivered to Corumel a bill of sale for the Thor Claims in a form prescribed by the Ministry of Energy and Mines that will allow Corumel to register the Thor Claims in its name at any time. As Mr. Howell is the operator, for convenience in recording exploration work done on the property and in filing assessment reports with the Ministry of Energy and Mines, management has decided that the mineral claims will remain registered in Mr. Howell’s name, in trust for Corumel, during Phases 1 and 2 of the proposed mineral exploration program.

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The Province of British Columbia owns the land covered by the mineral claims. At this time Corumel is not aware of any native land claims that might affect Corumel’s interest in the Thor Claims or to British Columbia’s title of the property. Although Corumel is unaware of any situation that would threaten its claims, it is possible that a native land claim could be made in the future. The federal and provincial government policy is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining. If Corumel should encounter a situation where a person or group claims an interest in the Thor Claims, Corumel may choose to provide compensation to the affected party in order to continue with its mineral exploration work, or if such an option is not available, Corumel may have to relinquish its interest in the Thor Claims.

Historical Background

The Thor Claims presently do not have any mineral reserves. The Thor Claims are undeveloped and do not contain any open-pit or underground mines. Exploratory work on the Thor Claims conducted by prior owners has indicated some potential showings of mineralization. Corumel is uncertain as to the reproducibility of these prior exploration results.

The area covered by the Thor Group mineral claims has been staked repeatedly since the 1920’s. In spite of this continuing interest in the area, there has apparently been very little serious exploration work undertaken on the property.

In 1975, D.S. Ashe filed an assessment on claims in the area currently covered by the Thor 3 mineral claim. The assessment work consisted of several percussion drill holes totaling 760 feet, but no results of this work were released.

Early in 1986, an extensive staking program was completed, and in June 1986 Trafalgar Resources Inc. undertook an exploration program on properties that included the Thor Claims. This program was completed in 1987.

In 1990, Hera Resources Ltd. acquired and examined the property, and a qualified professional engineer prepared a geological report. However, no assessment work was done and no further work has been done to the knowledge of Corumel’s geological consultants.

In the opinion of Corumel’s geological consultants, the work program completed by Trafalgar Resources Inc. remains the most comprehensive study to date of a large number of claims on property that includes the Thor Claims. The results of Trafalgar’s work program along with Corumel’s geological consultants’ personal observations of the Thor Claims form the basis of their Geological Report and the accompanying recommendations.

Trafalgar’s work program was conducted by two geologists and was undertaken in two stages. One of these geologists was William Howell, from whom Corumel acquired the Thor Claims. During the first stage, the geologists undertook geological mapping, rock chip sampling and reconnaissance soil sampling covering the majority of the property. A geochemical soil sampling was also completed. The second stage of Trafalgar’s work program was undertaken from October to December 1986, and was reported separately in 1987. This second stage included follow-up geological mapping, rock chip sampling and soil sampling.

Location and Access

The Thor Claims are located on the west side of Harrison Lake in the New Westminster Mining Division in the southwestern part of the Province of British Columbia approximately 60 miles east of Vancouver, British Columbia.

Access to the Thor Claims is by paved roads northeast from Harrison Mills to the Weaver Creek Fish Hatchery and then by the west Harrison access gravel road for approximately 10 miles. Access on the Thor Claims is by a four-wheel drive road that passes east-west through the center of the mineral claims and joins the Harrison Lake Road to the east with the Weaver Lake Road to the west. In addition, old logging tracks and a number of recent short logging spurs provide access to the Thor Claims. However, during the winter months heavy snowfall can make it difficult, if not impossible, to access the Thor Claims.

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Plant and Equipment

There is no mining plant or equipment located on any of the Thor Claims. Also, currently there is no power supply to any of the Thor Claims.

Geology and Mineralization

Trafalgar’s 1986 - 1987 exploration program conducted on Thor Claims resulted in the discovery of four geologically altered zones and mineralized showings as follows:

1.
The Main Zone, along the main access road. The mineralized alteration is exposed on the west side of the road in outcrops that extend about 110 yards. Analysis of samples taken from the zone indicated sub-economic silver and zinc values throughout the altered zone.

2.
The Power Line Zone is situated below and south of the Road Zone. The mineral alteration is generally disseminated but in places “knots” or lenses of mineral alteration are present. In places, minor amounts of lead and zinc mineralization were noted.

3.
The Zinc Zone is situated on a forestry access road at an elevation above the Road Zone. Mineralization in this zone is of a veining type. Analysis of samples taken showed non-economic amounts of zinc, gold, and silver. Two selected samples that do not represent an average grade of mineralization were taken from this zone and contained significant amounts of silver and zinc.

4.
The Switchback Zone is geologically similar to the Road Zone. This zone is marked by a prominent level of arsenic mineralization in soil samples. Rock samples taken from this zone were deficient in both base and precious metals, as is common with alterations of this type, in the view of Corumel’s consulting geologists.

Corumel does not claim to have any ores or reserves whatsoever at this time on the Thor Claims.

Proposed Exploration Program

Corumel intends to try to remove any mineralized material, if economically viable. If mineralized material is found on any of Corumel’s mineral exploration projects and removal is warranted, and Corumel does not have the adequate working capital to do so, Corumel will have to sell additional shares of common stock or borrow money to finance the cost of removing the mineralized material. There is no assurance that Corumel will have the working capital to remove the mineralized material from its mineral exploration projects, if warranted, and there is no assurance Corumel will be able to raise additional working capital through equity or debt financing.

Phase 1 - Work Conducted and Results

In February 2004, Corumel’s operator, William Howell, completed Phase 1 of the mineral exploration program on the Thor Claims. The exploration work consisted of (1) detailed soil sampling along four lines above each of the four mineralization zones discussed above, (2) limited geological mapping, (3) rock sampling along the four mineralization zones, (4) a 500 metre and 800 metre geophysical induced polarization survey across the Zinc Zone, the Switchback Zone and the Main Zone, and (5) inspection and selection of four future drill sites.

The results of Phase 1 of the mineral exploration program confirmed zinc mineralized showings and demonstrated with the polarization surveys that significant volumes of altered rock with disseminated sulphides exist at depth beneath the tested zones. The presence of highly altered zones, which are not strongly mineralized but are of a significant size to make diamond drilling feasible, is the basis for the recommended drilling program for Phase 2 of the mineral exploration program.

Phase 2 - Proposed Work

Following the completion of Phase 1 of the mineral exploration program, Corumel’s consultants recommended that Corumel conduct Phase 2 of the mineral exploration program on the Thor Claims, which will cost approximately $70,000.

Phase 2 of the Corumel’s proposed mineral exploration program will consist of (1) a drilling program to test mineralization at deeper levels and along the identified zones to determine geology, trend of alteration, and any weak mineralization, (2) additional induced polarization surveys to be conducted on the zones, and (3) review of drilling plan. Corumel’s consultants recommended that one drill hole of approximately 100 meters in depth be positioned to cross each of the identified zones at an angle of 60 degrees.

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Corumel’s proposed budget for Phase 2 of the proposed mineral exploration program is as follows:

Drilling (4 holes x 100 metres each x $75 per metre)	$ 30,000
Induced polarization surveys (6 miles)	15,000
Geological supervision and reporting	8,000
Associated costs, food, lodging	10,000
Mobilization, demobilization	2,000
Contingency (10%)	5,000
Total Proposed Budget	$ 70,000

As a result of the formation of the joint venture with William Howell on the completion of Phase 1, Corumel is obligated to pay 85% of the expenditures incurred as part of the mineral exploration program and William Howell obligated to pay the remaining 15% of those expenditures.

Corumel’s current plans are strictly limited to research and exploration. Corumel will not be able to determine whether or not the Thor Claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Status of Phase 2 of the Mineral Exploration Program

Corumel has not yet commenced Phase 2 of the mineral exploration program on the Thor Claims and does not know when Phase 2 will commence. Corumel has until February 17, 2010 before it must file any previously completed work on the Thor Claims or pay a registration fee in lieu of any work.

Joint Venture

Pursuant to the property acquisition agreement, William Howell became Corumel’s operator and oversaw Phase 1 of the proposed mineral exploration program to be conducted on the Thor Claims in exchange for a 15% joint venture interest in the claims. As a result of the conclusion of Phase 1 of the mineral exploration program, Mr. Howell has become a joint venture partner with Corumel and owns a 15% interest in the Thor Claims.

Upon the completion of Phase 1 of the proposed mineral exploration program Corumel intends to have its consulting geologists’ firm review the results of the mineral exploration program and report back to Corumel with its recommendations, if any, with regard to further mineral exploration programs. Provided that further mineral exploration programs are recommended and provided that Mr. Howell has remained the operator throughout Phase 1, the property acquisition agreement requires that Corumel and Mr. Howell will enter into a formalized joint venture. Even if Mr. Howell has not remained as operator throughout Phase 1 and has not earned the 15% undivided interest in the Thor Claims, Corumel intends to proceed alone on much the same basis as it would have had the joint venture been formed, provided that the recommendations of its consulting geologists favors further exploration.

The purpose of the joint venture will be to further explore the property containing the Thor Claims with the eventual goal of putting the mineral claims into commercial mining production should both a feasibility report recommending commercial production be obtained and a decision to commence commercial production be made. The feasibility report will refer to a detailed written report of the results of a comprehensive study on the economic feasibility of placing the Thor Claims or a portion of the Thor Claims into commercial mining production. It is possible that results may be positive from the mineral exploration program, but not sufficiently positive to warrant proceeding at a particular point in time.

Under the terms of the joint venture agreement, both parties agree to associate and participate in a single purpose joint venture to carry out the project. Beneficial ownership of the Thor Claims remains in each party’s name proportional to its respective interest. Also, subsequent to the initial exploration program for which Corumel will bear all of the costs, costs are to be met by each party in proportion to its interest. Upon the formation of the joint venture Corumel intends to register each party’s interest in the Thor Claims according to its joint venture interest.

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Corumel’s initial joint venture interest is 85% and Mr. Howell’s interest is 15%. The interest of each party may be reduced and the other party’s interest increased by an amount equal to the share of the exploration costs they were obliged to pay. The respective interest of each party could be increased or decreased from time to time if any or all of the following events occur: (1) a party fails to pay its proportionate share of the costs; (2) a party elects not to participate in the program, and/or; (3) a party elects to pay less than its proportionate share of the costs for a program. If these terms operate to cause a party’ interest in the Thor Claims to be reduced to 5.0% or less, that party will assign and convey its interest to the other party and will receive a royalty equal to 2.5% of the net profits.

William Howell is the initial operator of the joint venture. The operator has the full right, power and authority to do everything necessary or desirable to carry out a program and the project and to determine the manner of exploration of the property. A management committee consisting of one representative of each party will oversee the operator and manage or supervise the management of the business and affairs of the joint venture. Each representative may cast that number of votes that is equal to that party’s interest. A simple majority of the management committee prevails and the management committee’s decisions made in accordance with the joint venture agreement are binding on all parties. The proposed joint venture agreement contemplates that the agreement will stay in effect for so long as any part of the property or project is held in accordance with the agreement, unless earlier terminated by agreement of all parties.

Competition

Corumel competes with other mining and exploration companies possessing greater financial resources and technical facilities than Corumel in connection with the acquisition of mineral exploration claims and in connection with the recruitment and retention of qualified personnel. Many of Corumel’s competitors have a very diverse portfolio and have not confined their market to one mineral or property, but explore a wide array of minerals and mineral exploration properties. Some of these competitors have been in business for longer than Corumel and may have established more strategic partnerships and relationships than Corumel.

As a result of the lower cost of open pit mining production in the Central African Republic, management believes that it will have a competitive advantage over its competitors when and if it begins production on the Lobaye Claims.

Government Controls and Regulations

Corumel’s exploration and development activities are subject to various levels of federal and state laws and regulations relating to protection of the environment, including requirements for closure and reclamation of mineral exploration properties. These laws are continually changing and, as a general matter, are becoming more restrictive. Corumel’s policy is to conduct business in a way that safeguards public health and the environment. Corumel believes that its mineral exploration activities are conducted in material compliance with applicable laws and regulations.

The various levels of government controls and regulations address, among other things, the environmental impact of mineral exploration and mineral processing operations and establish requirements for decommissioning of mineral exploration properties after operations have ceased. With respect to the regulation of mineral exploration and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various components of operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mineral exploration properties following the cessation of operations, and may require that some former mineral exploration properties be managed for long periods of time.

Any existing or probable governmental will not materially affect Corumel’s current business, including any applicable environmental laws. The Mineral Exploration Code of British Columbia will govern Corumel’s exploration program. The purpose of this code is to establish standards for mineral exploration and development and to manage exploration and development activities to ensure maximum extraction with a minimum of environmental disturbance. However, the Mineral Exploration Code will not apply to Corumel provided that the work to be done as part of its exploration program does not involve any mechanical disturbance of the surface of the Thor Claims. Such exempt work includes prospecting using hand tools, geological and geochemical surveying, airborne geophysical surveying, ground geophysical surveying without the use of exposed, energized electrodes, hand trenching without the use of explosives, and establishment of grid lines that do not require the felling of trees. If Corumel does any work on the Thor Claims that is not exempt it will need to comply with the Mineral Exploration Code and obtain the applicable permits.

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Corumel will be required to obtain work permits for any exploration work that results in a physical disturbance to the mineral claims. Corumel will be required to obtain a work permit if it proceeds with the subsequent phases of its proposed mineral exploration programs. As the exploration programs proceed to the trenching, drilling and bulk-sampling stages, Corumel will be required to post small bonds and file statements of work. Corumel will be required by to undertake remediation work on any work that results in physical disturbance to the mineral claims. The cost of remediation work will vary according to the degree of physical disturbance.

It is Corumel’s responsibility to provide a safe working environment, not to disrupt archaeological sites, and conduct its activities in such a manner as to cause unnecessary damage to the mineral exploration properties.

Corumel will secure all necessary permits for exploration and will file final plans of operation prior to the commencement of any mineral exploration operations. Management anticipates no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to law. Any portals, adit or shafts will be sealed upon abandonment of the mineral exploration properties. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of Corumel’s proposed activities cannot be determined until it commences operations and knows what that will involve from an environmental standpoint.

Corumel and its subsidiaries are in compliance with the foregoing legislation and will continue to comply with the legislation in the future. Management believes that compliance with the foregoing legislation will not adversely affect Corumel’s business operations in the future or its competitive position.

Effect of Existing or Probable Governmental Regulations on Corumel’s Business

Corumel’s business is subject to various levels of government controls and regulations, which are supplemented and revised from time to time. Changes to current local, state or federal laws and regulations in the jurisdictions where Corumel operates could require additional capital expenditures and increased operating and/or reclamation costs. Corumel is unable to predict what additional legislation or revisions may be proposed that might affect its business or when any such proposals, if enacted, might become effective. Such changes, however, could require increased capital and operating expenditures and could prevent or delay certain operations by Corumel or its subsidiaries. Although Corumel is unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomic.

Dependence on One or a Few Major Customers

Corumel does not have any major customers that it depends on. Corumel is still in the start up phase and has not as of yet negotiated a contract with a major client. Base or precious metals can be readily sold on numerous markets throughout the world and it is not difficult to ascertain their market price at any particular time. Since there are a large number of available base and precious metal purchasers, Corumel is not dependent upon the sale to any one customer. Also, management believes that, because of the availability of alternative refiners, no material adverse effect would result if Corumel lost the services of any of its current refiners.

Patents/Trade Marks/Licences/Franchises/Concessions/Royalty Agreements or Labour Contracts

Neither Corumel nor its subsidiaries currently own any patents or trade marks. Also, they are not party to any license or franchise agreements, concessions, royalty agreements or labor contracts arising from any patents or trademarks.

Number of Total Employees and Number of Full Time Employees

Neither Corumel nor CMC have any paid employees at this time. Lobaye Gold has 56 full time employees, 16 of which work in the Bangui office in accounting, administration, and security. The other 40 employees work on the Lobaye Claims doing mineral exploration and development work.

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Risk Factors

You should consider each of the following risk factors and the other information in this Annual Report, including Corumel’s financial statements and the related notes, in evaluating Corumel’s business and prospects. The risks and uncertainties described below are not the only ones that impact on Corumel’s business. Additional risks and uncertainties not presently known to Corumel or that Corumel currently considers immaterial may also impair its business operations. If any of the following risks actually occur, Corumel’s business and financial results could be harmed. In that case, the trading price of Corumel’s shares of common stock could decline.

Risks associated with Corumel’s business and properties:

1.  Lobaye Gold lacks an operating history and has losses that it expects will continue into the future. If the losses continue Lobaye Gold will have to suspend operations or cease operations.

Lobaye gold has no operating history upon which an evaluation of its future success or failure can be made. Lobaye Gold has incurred significant operating losses since inception and has limited financial resources to support it until such time that it is able to generate positive cash flow from operations. Lobaye Gold’s net loss since inception is $1,212,168. For the year ended December 31, 2005, total operating expenses were $1,003,858. See “Management Discussion and Analysis” on page 18 for more details.

Lobaye Gold’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to (1) locate a profitable mineral property, (2) generate revenues from its planned business operations, and (3) reduce exploration costs. Based upon current plans, Lobaye Gold expects to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of Lobaye Gold’s mineral properties. Lobaye Gold cannot guaranty that it will be successful in generating revenues in the future. Failure to generate revenues may cause Lobaye Gold to suspend or cease operations.

2.  Because Corumel’s auditors have issued a going concern opinion and because its officers and directors will not loan any money to Corumel, it may not be able to achieve its objectives and may have to suspend or cease operations.

Corumel’s auditors have issued a going concern opinion. This means that the auditor doubts that Corumel can continue as an ongoing business for the next twelve months. Because Corumel’s officers and directors are unwilling to loan or advance any additional capital, Corumel may have to suspend or cease operations.

3.  Corumel has no known ore reserves and cannot guarantee that it will find any ore reserves, or if Corumel finds any ore reserves, that production would be profitable. If no ore reserves are found, Corumel may have to cease operations.

All of Corumel’s mineral claims are in the exploration stage and none of the mineral claims have any known ore reserves or generate any cash flow. Corumel has not identified any mineable mineral reserves on any of the mineral claims and Corumel cannot guarantee it will ever find any ore reserves. Accordingly, Corumel has no means of producing any income. Even if Corumel finds that there is base or precious minerals on the mineral claims, Corumel cannot guarantee that it will be able to recover any base or precious minerals for an ore reserve or generate any cash flow from that ore reserve. Even if Corumel recovers any base or precious minerals, it cannot guaranty that it will make a profit. If Corumel cannot find any base or precious minerals, or it is not economical to recover the base or precious minerals, Corumel will have to cease operations.

4.  Corumel does not have sufficient funds to complete each of the subsidiaries’ proposed mineral exploration programs and as a result may have to suspend operations.

Corumel’s mineral exploration programs are limited and restricted by the amount of working capital that Corumel has and is able to raise from financings. Corumel does not have sufficient funds to complete the proposed mineral exploration programs on its mineral properties. As a result, Corumel may have to suspend or cease its operations on the mineral claims.

Corumel’s current operating funds are less than necessary to complete proposed mineral exploration programs of the respective mineral properties, and therefore Corumel will need to obtain additional financing in order to complete the proposed mineral exploration programs. As of December 31, 2005, Lobaye Gold had $30,262 in cash. Corumel currently does not have any operations and has no income. Corumel’s mineral exploration program calls for significant expenses in connection with the exploration of the respective mineral claims. Corumel will need to raise additional capital of approximately $1,250,000to proceed with and complete its proposed mineral exploration program. Corumel will also require additional financing if the costs of the proposed exploration program are greater than anticipated. Corumel will require additional financing to sustain its business operations if Corumel is not successful in earning revenues once exploration is complete. Obtaining additional financing would be subject to a number of factors, including the market prices for base and precious minerals, investor acceptance of Corumel’s mineral claims, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to Corumel. The most likely source of future funds presently available to Corumel is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternatives for the financing of further exploration would be (1) the offering by Corumel of an interest in the mineral claims to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated, or (2) private loans.

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5.  Access to Corumel’s properties may be restricted by inclement weather during the year, which may delay Corumel’s proposed mineral exploration programs, which could prevent Corumel from generating revenues.

Access to the Lobaye Claims and the Thor Claims may be restricted through some of the year due to inclement weather in the respective area.

Corumel’s proposed exploration programs on the Lobaye Claims will be performed all-year-round, however, during the rainy season between July and November, work will performed on the higher level grounds (the terraces). The most efficient time of the year for Corumel to conduct its mineral exploration program on the Lobaye Claims will be during December through June/July.

Corumel’s proposed exploration programs on the Thor Claims can only be performed approximately seven to nine months out of the year. This is because rain and snow cause roads leading to the Thor Claims to be impassable during three to five months of the year. Generally speaking, the most efficient time for Corumel to conduct its mineral exploration program on the Thor Claims will be during April through November.

As a result, any attempt to test or explore the Corumel’s properties is largely limited to the times when the weather will permit such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. During the period of time when access to Corumel’s properties is restricted, Corumel will be unable to continue with its mineral exploration programs on the respective claims and, as a consequence, unable to generate revenues. Such delays can have a significant negative effect on Corumel’s results of operations.

6.  Corumel may not have access to all of the supplies and materials its need for exploration, which could cause Corumel to delay or suspend operations.

Competition and unforeseen limited sources of supplies and contractors in the industry could result in occasional spot shortages of supplies, such as explosives, and certain equipment such as drill rigs, bulldozers and excavators that Corumel might need to conduct exploration. Corumel has not attempted to locate or negotiate with any suppliers of products, equipment or materials. Corumel will attempt to locate products, equipment and materials after sufficient funds have been raised. If Corumel cannot find the products and equipment it needs for its proposed mineral exploration program, Corumel will have to suspend the mineral exploration program until Corumel can find the products and equipment it needs.

7.  Land tenure disputes may negatively impact Corumel’s operations.

Corumel operates in countries where ownership of land is uncertain, and where disputes may arise in relation to ownership. These disputes cannot always be predicted, and hence there is a risk that this may cause disruption to some of Corumel’s exploration projects and prevent the development of new projects.

Mineral rights and interests of Lobaye Gold in the Central African Republic are subject to government approvals, licences and permits. Such approvals, licenses and permits are, as a practical matter, subject to the discretion of the applicable governments or governmental officials. No assurance can be given that Corumel will be successful in maintaining any or all of the various approvals, licences and permits in full force and effect without modification or revocation.

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Corumel is unaware of any outstanding native land claims on the Thor Claims; however it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining. Should Corumel encounter a situation where a native person or group claims and interest in its mineral claims, Corumel may be unable to provide compensation to the affected party in order to continue with its mineral exploration work, or if such an option is not available, Corumel may have to relinquish its interest in these claims. In either case, the costs and/or losses could be greater than Corumel’s financial capacity, and Corumel’s business would fail.

8.  Corumel’s profits, if any, may be negatively impacted by currency exchange fluctuations.

Corumel assets, earnings and cash flows are influenced by a wide variety of currencies due to the geographic diversity of the countries in which Corumel operates. Fluctuations in the exchange rate of those currencies may have a significant impact on Corumel’s financial results. The U.S. dollar is the currency in which the majority of Corumel’s costs are denominated. Operating costs are influenced by the currencies of those countries where Corumel’s properties are located and also by those currencies in which the costs of imported equipment and services are determined. The U.S. dollar , the Canadian dollar, the EURO and the CFA are the most important currencies influencing Corumel’s operating costs. Given the dominant role of the U.S. currency in Corumel’s affairs, the U.S. dollar is the currency in which Corumel measures its financial performance. It is also the natural currency for borrowing and for holding surplus cash. Management does not generally believe that active currency hedging provides long-term benefits to Corumel’s shareholders. Management may consider currency protection measures appropriate in specific commercial circumstances, subject to strict limits established by Corumel’s board of directors. Therefore, in any particular year, currency fluctuations may have a significant impact on our financial results.

9.  If Corumel fails to maintain an effective system of internal controls, Corumel may not be able to accurately report its financial results or to prevent fraud.

The United States Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of Corumel’s internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of Corumel’s internal controls over financial reporting. Corumel has had these internal controls in effect since July 14, 2004. Management may conclude that Corumel’s internal controls over its financial reporting are not effective. Moreover, even if management concludes that Corumel’s internal controls over financial reporting are effective, Corumel’s independent registered public accounting firm may still be unable to attest to management’s assessment or may issue a report that concludes that Corumel’s internal controls over financial reporting are not effective. Furthermore, during the course of the evaluation, documentation and attestation, Corumel may identify deficiencies that management may not be able to remedy in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. If Corumel fails to achieve and maintain the adequacy of its internal controls, Corumel may not be able to conclude that it has effective internal controls, on an ongoing basis, over financial reporting in accordance with the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for Corumel to produce reliable financial reports and are important to help prevent fraud. As a result, Corumel’s failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm its business and negatively impact the trading price of its common shares. Furthermore, Corumel has incurred, and anticipates that it will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

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Risks associated with Corumel’s industry:

10.  Because of the speculative nature of exploration of mineral properties, there is a substantial risk that Corumel’s business will fail.

The search for valuable minerals as a business is extremely risky. Corumel cannot provide investors with any assurance that any of the mineral properties contain commercially exploitable reserves of base or precious minerals. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by Corumel in the exploration of the mineral properties may not result in the discovery of commercial quantities of minerals. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, Corumel would be unable to complete its business plan.

11.  The base and precious mineral markets are volatile markets that have a direct impact on Corumel’s revenues and profits and the market conditions will effect whether Corumel will be able to continue its operations.

In order to maintain operations, Corumel will have to sell any minerals it finds on the Lobaye Claims and the Thor Claims for more than it costs to mine those minerals. The lower the price the more difficult it is to do this. If Corumel cannot make a profit it will have to cease operations until the price of the base or precious mineral increases or cease operations all together. Because the cost to mine the base or precious mineral is fixed, the lower the market price, the greater the chance that Corumel’s operation will not be profitable and that Corumel will have to cease operations.

In recent decades, there have been periods of both worldwide overproduction and underproduction of certain mineral resources. Such conditions have resulted in periods of excess supply of, and reduced demand for these minerals on a worldwide basis and on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for these mineral products. The excess or short supply of mineral products has placed pressures on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand.

The mining exploration and development industry may be sensitive to any general downturn in the overall economy or currencies of the countries to which the product is produced or marketed. Substantial adverse or ongoing economic, currency, government or political conditions in various world markets may have a negative impact on Corumel’s ability to operate profitably.

12.  Corumel faces significant competition in the mineral exploration industry.

Corumel competes with other mining and exploration companies possessing greater financial resources and technical facilities than Corumel in connection with the acquisition of mineral exploration claims and other precious metals prospects and in connection with the recruitment and retention of qualified personnel. There is significant competition for the limited number of mineral acquisition opportunities and, as a result, Corumel may be unable to acquire an interest in attractive mineral exploration properties on terms it considers acceptable on a continuing basis.

13.  Government regulation or any change in such regulation may adversely affect Corumel’s business.

Corumel’s business could be adversely affected by new government regulation such as controls on imports, exports and prices, new forms or rates of taxation and royalties. Corumel’s business could also be adversely affected by regulatory inquiries or investigations into Corumel’s business operations.

There are several governmental regulations that materially restrict the use of minerals. Under the applicable legislation and regulations, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the mineral claims. Also, to operate a working mine, the regulatory bodies that govern may require an environmental review process.

In addition, the legal and regulatory environment that pertains to the exploration of minerals is uncertain and may change. Uncertainty and new regulations could increase Corumel’s costs of doing business and prevent Corumel from exploring for mineral deposits. This could also delay the growth in any potential demand for such mineral deposits and limit Corumel’s ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining or mineral exploration that have not yet been applied. These new laws may increase Corumel’s cost of doing business with the result that its financial condition and operating results may be harmed.

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14.      Corumel may not be able to attract and retain qualified personnel necessary for the implementation of its business strategy and mineral exploration programs.

Corumel’s future success depends largely upon the continued service of its board members, executive officers and other key personnel. Corumel’s success also depends on its ability to continue to attract, retain and motivate qualified personnel. Key personnel represent a significant asset, and the competition for these personnel is intense in the mineral exploration industry.

Corumel may have particular difficulty attracting and retaining key personnel in initial phases of its mineral exploration programs. Corumel does not maintain key person life insurance on any of its personnel. The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact Corumel’s ability to complete its mineral exploration programs.

15.  Compliance with health, safety and environment regulations may impose burdensome costs and if compliance is not achieved Corumel’s business and reputation may be detrimentally impacted.

The nature of the industries in which Corumel operates means that its activities are highly monitored by health, safety and environmental groups. As regulatory standards and expectations are constantly developing, Corumel may be exposed to increased litigation, compliance costs and unforeseen environmental remediation expenses.

The search for valuable minerals involves numerous hazards. As a result, Corumel may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which Corumel cannot insure or against which Corumel may elect not to insure. The payment of such liabilities may have a material adverse effect on Corumel’s financial position.

Corumel may continue to be exposed to increased operational costs due to the costs and lost worker’s time associated with the health and well-being of Corumel’s workforce on the Lobaye Claims.

The European Registration, Evaluation and Authorisation of Chemicals (REACH) system is anticipated to commence operation in 2006. REACH will require manufacturers, importers and downstream users of chemical substances, including metals and minerals, to establish that the substances can be used without negatively affecting health or the environment. The extent to which Corumel’s operations and customers are impacted by these changes will not be clear until the final form of the regulations is determined. These potential compliance costs, litigation expenses, regulatory delays, remediation expenses and operational costs could negatively affect Corumel’s financial results.

Despite Corumel’s best efforts and best intentions, there remains a risk that health, safety and/or environmental incidents or accidents may occur which may negatively impact Corumel’s reputation and freedom or licence to operate.

Risks associated with Corumel and its subsidiaries:

16.  Corumel’s foreign business operations are subject to and may be adversely affected by various political and economic factors in those foreign jurisdictions.

Lobaye Gold operates in a country that is subject to various political, economic and other uncertainties, including among other things, the risks of war and civil unrest, expropriation, nationalization, renegotiation or nullification of existing concessions, licenses, permits, approvals and contracts, taxation policies, foreign exchange and repatriation restrictions, changing political conditions, international monetary fluctuations, currency controls and foreign governmental regulations that favour or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In addition, if there is a dispute arising from foreign operations, Lobaye Gold may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States or Canada. Corumel also may be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. It is not possible for Corumel to accurately predict such developments or changes in laws or policy or to what extent any such development s or changes may have a material adverse effect on Corumel’s business operations.

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17.  Corumel does not expect to pay dividends in the foreseeable future.

Corumel has never paid cash dividends on its shares of common stock and has no plans to do so in the foreseeable future. Corumel intends to retain earnings, if any, to develop and expand its business.

18.  “Penny Stock” rules may make buying or selling Corumel’s shares of common stock difficult, and severely limit their market and liquidity.

Trading in Corumel’s shares of common stock is subject to certain regulations adopted by the SEC commonly known as the “penny stock” rules. Corumel’s shares of common stock qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker/dealers who sell the shares of common stock in the aftermarket. The “penny stock” rules govern how broker-dealers can deal with their clients and “penny stocks”. For sales of Corumel’s shares of common stock, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. The additional burdens imposed upon broker-dealers by the “penny stock” rules may discourage broker-dealers from effecting transactions in Corumel’s shares of common stock, which could severely limit their market price and liquidity of its shares of common stock. This could prevent you from reselling your shares and may cause the price of the shares to decline. See “Penny Stock rules” on page 31 for more details.

Item 2. Management’s Discussion and Analysis and Plan of Operation

THE FOLLOWING PRESENTATION OF MANAGEMENT’S DISCUSSION AND ANALYSIS OF CORUMEL MINERALS CORP. SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION INCLUDED HEREIN.

Forward Looking Statements

This report on Form 8-K contains certain forward-looking statements within the meaning of Section 21e of the Securities Exchange Act of 1934, as amended, and other applicable securities laws. All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statement of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties, and actual results could differ materially from those anticipated by the forward-looking statements.

Overview

Corumel was incorporated on July 23, 2002, under the laws of the State of Nevada. Corumel is an exploration stage company engaged in the acquisition and exploration of mineral properties.

On March 31, 2006, Corumel acquired 100% ownership of Lobaye Gold SARL, which was formed under the laws of Central African Republic (“Lobaye Gold”). Lobaye Gold was acquired for the purpose of carrying out Corumel’s mineral exploration program in Central African Republic. Corumel indirectly owns through Lobaye Gold a 100% interest in three general exploration licenses for three specific regions in the Central African Republic for a validity period of three years for gold and diamond prospecting (the “Lobaye Claims”).

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On March 28, 2003, Corumel entered into a Property Acquisition Agreement whereby it purchased a 100% interest in six mineral claims known as the Thor Group mineral claims. The Thor Group mineral claims are located near Harrison Lake in the New Westminster Mining Division of the Province of British Columbia.

After Corumel acquired the Thor Group mineral claims it incorporated a wholly owned subsidiary known as CMC Exploration Corporation (“CMC”), a British Columbia corporation, which was formed for the purpose of carrying out Corumel’s mineral exploration program. Upon forming CMC, Corumel transferred all of its 100% ownership interest in the Thor Group mineral claims to CMC.

Corumel’s objective is to conduct mineral exploration activities on its mineral properties in order to assess whether these claims possess commercially exploitable mineral deposits. Corumel intends to primarily focus on the mineral exploration activities on the Lobaye Claims in the Central African Republic due to its’ advanced state of exploration and production facilities already in place.

Corumel has not, nor has any predecessor, identified any commercially exploitable reserves of minerals on the Lobaye Claims or the Thor Claims. There is no assurance that a commercially viable mineral deposit exists on Corumel’s mineral properties.

Acquisition of the Lobaye Claims

On March 31, 2006, Corumel signed an Asset Purchase Agreement with RCA Resources Corporation (“RCA”) for the purchase and sale of all the assets of RCA for an acquisition cost of $64 million.

Pursuant to the terms of the Asset Purchase Agreement, Corumel acquired all of the assets of RCA pertaining to RCA’s mineral exploration business. The assets include, among others, a 100% interest in Lobaye Gold SARL, a limited liability company registered under the laws of the Central African Republic and three general exploration licenses for three specific regions in the Central African Republic for a validity period of three years for gold and diamond prospecting. See Item 1.01 of this Form 8-K (above) for more information.

Acquisition of the Thor Group mineral claims

Corumel purchased Thor Group mineral claims from William A. Howell, a graduate geologist, for his out-of-pocket costs incurred in staking and registering the claims. Corumel agreed to leave the claims registered in Mr. Howell’s name for reasons of convenience in the reporting of exploration work done on the claims.

Corumel launched an initial exploration program at a cost of approximately $7,500. Mr. Howell governed the initial exploration program operations conducted on the Thor Group mineral claims. As operator, Mr. Howell had the full right, power and authority to do everything necessary or desirable to carry out the program and the project and to determine the manner of exploration of the property. As the operator throughout the initial exploration program, Mr. Howell earned a 15% undivided interest in the Thor Group mineral claims as partial compensation for his services.

If after the initial exploration phase further exploration programs are recommended and Mr. Howell remains as the operator throughout the initial phase, the Property Acquisition Agreement requires that Corumel and a sole purpose company to be formed by Mr. Howell enter into a formalized joint venture. The purpose of the joint venture will be to further explore the property containing the Thor Group mineral claims with the eventual goal of putting the property into commercial mining production should both a feasibility report recommending commercial production be obtained and a decision to commence commercial production be made. The feasibility report refers to a detailed written report of the results of a comprehensive study on the economic feasibility of placing the property or a portion of the property into commercial mining production.

If this opportunity does not materialize with Mr. Howell and Corumel’s consulting geologists favor further exploration, Corumel intends to proceed alone on the same basis as Corumel would have were the joint venture formed.

Due to a lack of funding, Corumel was largely dormant during the nine months ended December 31, 2005 and carried on minimal business, consisting of primarily administrative. Corumel did not carry on any work related to the Thor Group mineral claims.

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Results of Operations - Lobaye Gold

Lobaye Gold did not earn any revenues from inception through the reporting period ending December 31, 2005. Lobaye Gold does not anticipate earning revenues until such time as it has entered into commercial production of its mineral properties. Lobaye Gold can provide no assurance that it will discover commercially exploitable levels of mineral resources on its properties, or if such resources are discovered, that Corumel will enter into commercial production of its mineral properties.

Lobaye Gold incurred expenses in the amount of $1,003,858 for the year period December 31, 2005. From the period on inception on March 4, 2004 to December 31, 2005, Lobaye Gold incurred expenses in the amount of $1,241,948. These operating expenses were primarily related to setting up infrastructure and exploration activities. Lobaye Gold anticipates its operating expenses will increase as it undertakes its plan of operations, provided further exploration is recommended. This increase will be attributable to further geological exploration and the professional fees associated with complying with the reporting requirements under the Securities Exchange Act of 1934.

Lobaye Gold incurred a net loss in the amount of $974,078 for the year ended December 31, 2005 and a net loss in the amount of $1,212,168 for the period from inception of March 4, 2004 through December 31, 2005. Lobaye Gold’s loss was entirely attributable to general and administrative expenses, which included operating expenses and professional fees.

Revenues - Lobaye Gold

Lobaye Gold has generated no operating revenues from operations from its inception. Management believes Lobaye Gold will begin earning revenues from operations in 2006 from actual operation as Corumel transitions from a development stage company to that of an active operating company.

Costs and Expenses - Lobaye Gold

From Lobaye Gold’s inception through December 31, 2005, Lobaye Gold had not generated any revenues and had incurred comprehensive losses of $1,154,490. A significant part of the overall costs are associated principally with general and administrative costs.

Liquidity and Capital Resources - Lobaye Gold

Lobaye Gold had cash of $30,262 as of December 31, 2005, compared to cash in the amount of $6,841 as of its fiscal year end on December 31, 2004. Lobaye Gold had a working capital deficiency of $1,053,299 as of December 31, 2005, compared to working capital deficiency of $156,195 as of December 31, 2004. Lobaye Gold’s liabilities as of December 31, 2005 of $1,265,388, all of which were related to advances from related parties.

Corumel’s total expenditures over the next twelve months are anticipated to be approximately $1,500,000. Corumel will need to obtain additional financing to cover its estimated operating expenses of $250,000 and $1,250,000 to cover its costs of its plan of operations.

Corumel’s independent certified public accountants have stated in their report included in Corumel’s March 31, 2005 Form 10-KSB, that Corumel has no generated revenues and has incurred operating losses and that Corumel is dependent upon management’s ability to develop profitable operations. These factors among others may raise substantial doubt about the Corumel’s ability to continue as a going concern.

Corumel anticipates continuing to rely on private loans, equity sales shares of Corumel’s common stock or joint ventures with other exploration companies in order to continue Corumel’s operations. The issuance of additional shares will result in dilution to Corumel’s existing shareholders.

Unless Corumel locates a commercially viable source for base or precious minerals and until such time as Corumel achieves significant revenues from the sale of base or precious minerals, Corumel will continue to incur losses. The costs associated with bringing a commercially viable mine into operation are significantly more than the above estimated costs associated with Phase 3 of Corumel’s plan of operation. Corumel cannot guarantee that if, or when, it locates a property management considers to be commercially viable that Corumel will be able to obtain the required working capital to bring the mine into commercial production.

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Corumel is not currently conducting any research and development activities. Corumel does not anticipate conducting such activities in the near future unless Corumel is able to raise the sufficient funds from equity financings or revenue generation.

Corumel does not have plans to purchase any significant equipment during the next 12 months.

However, during the next 12 months, Corumel intends to hire approximately an additional 25 employees to work on the Lobaye Claims.

Plan of Operation for the Next Twelve Months

Lobaye Claims

Corumel has not had any significant revenues generated from its business operations since inception. Management expects that the revenues generated from its operations for the next 12 months will not be enough for its required working capital. Until Corumel is able to generate any consistent and significant revenue it may be required to raise additional funds by way of equity.

At any phase of its plan of operations set out below, if Corumel finds that it does not have adequate funds to complete a phase, it may have to suspend its operations and attempt to raise more money so it can proceed with its business operations. If Corumel cannot raise the capital to proceed it may have to suspend operations until it has sufficient capital. However, management expects to raise the required funds for the next 12 months through equity financing and with revenues generated from its business operations.

To become profitable and competitive, Corumel needs to have at least one of its mineral properties to begin and sustain mineral production. To achieve this goal, management has prepared the following phases for Corumel’s plan of operation for the next 12 months.

Phase 1 - Organize Lobaye Gold (2 months)

In Phase 1, Corumel plans to (1) organize the operations of Lobaye Gold, including reporting and accounting procedures, (2) hire staff, and (3) set up, organize and update the offices for Lobaye Gold.

Corumel has budgeted $100,000 for this phase and expects it to take two months to complete, with completion expected within the first two months of Corumel’s plan of operation. Also in this phase, Corumel will continue with Phase 2 of its plan of operation as discussed below.

Phase 2 - Development and Exploration on Guingala Property (3 months)

In Phase 2, Corumel plans to (1) conduct further exploration tests and drilling on the Guingala property and (2) develop the Guingala property to a point that it is ready for mineral production, if feasible, (3) ensure that the minimum exploration expenditures are made on the Guingala property as required by the Licenses for the Lobaye Claims.

Corumel’s goals in this phase are to determine the feasibility of mineral production on the Guingala property and to prepare the property for mineral production, if feasible.

Corumel has budgeted $200,000 for this phase and expects it to take three months to complete with completion expected within the first three months of Corumel’s plan of operation.

Phase 3 - Begin Production on Guingala Property (6 months)

In Phase 3, if feasible, Corumel plans to begin mineral production on the Guingala property by way of industrial open-pit exploration.

Corumel has budgeted $400,000 for this phase and expects it to take six months to complete, with completion expected some time in the second six months of Corumel’s plan of operation.

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Phase 4- Development and Exploration on Amad-Gaza and Abba properties (3 months)

In Phase 4, Corumel plans to (1) conduct exploration tests and drilling on the Amad-Gaza property (Zone 2), (2) exploration tests and drilling on the Abba property (Zone 3), and (3) conduct a district-wide exploration effort to begin assessments on the Amad-Gaza property and the Abba property.

Corumel’s goals in this phase are to (1) determine the feasibility of mineral production on these mineral properties, and (2) ensure that the minimum exploration expenditures are made on the properties as required by the Licenses for the Lobaye Claims.

Corumel has budgeted $450,000 for this phase and expects it to take three months to complete, with completion expected within the final three months of Corumel’s plan of operation

Phase 5 - Seek and Develop Other Projects (3 months)

In Phase 5, Corumel plans to continue to survey and develop mining areas, that contain high grades and large tonnage of gold or diamonds as well as projects that contain the potential for mineralization concealed under post-mineral cover.

Corumel has budgeted $100,000 for this phase. This phase will be ongoing during Corumel’s plan of operation.

Thor Claims

Corumel spent $7,500 on the completion of the fieldwork component of Phase 1 of the mineral exploration program on the Thor Group mineral claims. Mr. Howell earned his 15% interest in the property by acting as operator during Phase 1 and Corumel has an 85% interest. In February 2004, Corumel received the final report for Phase 1 of the mineral exploration program from B.J. Price. Mr. Howell, the operator, was one of the geologists who did the fieldwork. B.J. Price supervised the work and wrote the report.

The work carried out during Phase I confirmed the presence of highly altered zones that, although not strongly mineralized, are of significant size and are worthy of diamond drilling. A drill program was proposed in the final report, consisting of drilling four holes x 100 meters each, IP surveys (6 mines), geological supervision and reporting, mobilization and demobilization, for a total estimated cost of $70,000. The purpose of these drill holes is for geological information concerning the nature of the altered and mineralized zones. Also additional infrared polarization surveys are recommended, following which the drilling plan should be reviewed.

As a result of a lack of funding, Corumel has been dormant and thus, no further work has been conducted or completed on the Thor Claims.

Critical Accounting Policies

Corumel’s discussion and analysis of its financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgements that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates. On an on going basis, management re-evaluates its estimates and judgments, including but not limited to, those related to revenue recognition and collectibility of accounts receivable. Critical accounting policies identified are as follows:

Exploration Stage Activities

Corumel has been in the base and precious mineral exploration business since its formation. Corumel has not commenced significant operations and is considered an exploration stage company.

Principles of Consolidation

The consolidated financial statements include Corumel’s accounts and its subsidiary’s, CMC Exploration Corporation. All significant intercompany balances and transactions have been eliminated.

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Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions -an amendment of FASB Statements No. 66 and 67” (“SFAS 152). The amendments made by Statement 152 amend FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. Corumel does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, Corumel will implement the revised standard in the third quarter of fiscal year 2005. Currently, Corumel accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements.

Management is assessing the implications of this revised standard, which may materially impact Corumel’s results of operations in the third quarter of fiscal year 2005 and thereafter.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. Corumel does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

Mineral Property Payments and Exploration Costs

Corumel expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which Corumel has secured exploration rights prior to establishment of proven and probable reserves. To date, Corumel has not established the commercial feasibility of its exploration prospects; therefore, all costs are being expensed.

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Reclamation and Abandonment Costs

The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations” which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement establishes a uniform methodology for accounting for estimated reclamation and abandonment costs whereby reclamation and closure costs including site rehabilitation will be recorded at the estimated present value of reclamation liabilities and will increase the carrying amount of the related asset. These reclamation costs will be allocated to expense over the life of the related assets and will be adjusted for changes resulting from the passage of time and revisions to either the timing or the amount of the original present value estimate. Corumel’s adoption of SFAS No. 143 did not have a material impact on its operations or financial position.

Internal and External Sources of Liquidity

Lobaye has funded its operations primarily from debt financing.

Inflation

Corumel does not believe that inflation will have a material impact on its future operations.

Off-Balance Sheet Arrangements

Corumel does not have any off-balance sheet arrangements.

Uncertainties Relating To Forward-Looking Statements

This Form 8-K (Current Report) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by their use of words like “plans”, “expect”, “aim”, “believe”, “project”, “anticipate”, “intend”, “estimate”, “will”, “should”, “could” and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including statements about Corumel’s exploration program, expenditures, increasing revenues, raising capital from external sources, and financial results are forward-looking statements.
All forward-looking statements are made as of the date of filing of this Form 8-K and Corumel disclaims any duty to update such statements.

Certain parts of this Form 8-K (Current Report) may contain “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 based on current management’s expectations. Actual results could differ materially from those in the forward-looking statements due to a number of uncertainties including, but not limited to, those discussed in this section. Factors that could cause future results to differ from these expectations include general economic conditions, such as a decrease in the market prices for gold, diamonds or other metals; or not locating commercially viable reserves of gold, diamonds or other metals. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives requires the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results and accordingly, no opinion is expressed on the achievability of those forward-looking statements. In addition, a description of anyone’s past success, either financial or strategic, is no guarantee of future success. Corumel will remain dependent upon future financing for its growth and development and for is to successfully implement its exploration program. No statements contained herein should be construed as indicating that such financing is or will be available and if available will be on terms favorable to Corumel. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate.

Corumel may, from time to time, make oral forward-looking statements. Management strongly advises you to read the foregoing paragraphs and the risk factors described in this current report and in Corumel’s other documents filed with the United States Securities and Exchange Commission for a description of certain factors that could cause its actual results to differ materially from those in the oral forward-looking statements. Corumel disclaims any intention or obligation to update or revise any oral or written forward-looking statements whether as a result of new information, future events or otherwise.

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Item 3. Description of Property

Corumel, through its subsidiaries, is the beneficial owner of Lobaye Claims and of the Thor Claims. The Lobaye Claims and the Thor Claims are described in more detail in Item 1 - Description of Business above.

Since May 7, 2005, Corumel has had its office at 575 Madison Avenue, New York, New York, 10022-2511. The telephone number at this office is (212) 937-8442. Corumel leases this office space on a month-to-month basis at a rental of approximately $350 per month.

Item 4. Security Ownership of Certain Beneficial Owners and Management

(a) Security Ownership of Certain Beneficial Owners (more than 5%)

Management is currently not aware of any beneficial owners with a security ownership of more than 5%, with the exception of the following beneficial owners:

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of common stock	Chris Roth West Bay Street, Cable Beach P.O. Box N3334Nassau, New Providence Bahamas	19,000,000 [2]	21.3%
shares of common stock	Didier Llinas Rue de l’Independance Bangui, Central African Republic	7,000,000	7.8%

[1] Based on 89,270,500 shares of common stock issued and outstanding as of April 6, 2006.
[2] These shares are registered in the name of RORO Management, which Chris Roth is the sole officer, director and shareholder.

(b) Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of common stock	Chris Roth West Bay Street, Cable Beach P.O. Box N3334 Nassau, New Providence Bahamas	19,000,000 [2]	21.3%
shares of common stock	Didier Llinas BP 1084, Rue de l’Independance Bangui, Central African Republic	7,000,000	7.8%
shares of common stock	Urbain Randall P.O. Box 509 Bangui, Central African Republic	3,000,000	3.3%
shares of common stock	Directors and Executive Officers (as a group)	29,000,000	32.4%

[1] Based on 89,270,500 shares of common stock issued and outstanding as of April 6, 2006.
[2] These shares are registered in the name of RORO Management, which Chris Roth is the sole officer, director and shareholder.

(c) Changes in Control

Corumel is not aware of any arrangement that may result in a change in control of Corumel.

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Item 5. Directors and Executive Officers, Promoters and Control Persons

(a) Identify Directors and Executive Officers

Each director of Corumel or its subsidiaries holds office until (i) the next annual meeting of the stockholders, (ii) his successor has been elected and qualified, or (iii) the director resigns.

Corumel’s and its subsidiaries’ management teams are listed below.

Management Teams
Name of Directors and Officers	Corumel Minerals Corp.	Lobaye Gold SARL	CMC Exploration Corporation
Chris Roth	Director, CEO, President CFO, Treasurer	n/a	Director, President, Secretary
Didier Llinas	Director, Corporate Secretary	Managing Director CEO	n/a
Urbain Randall	n/a	Director	n/a

Chris Roth ● Mr. Roth (52) has been a director and the CEO and president of Corumel since April 1, 2005 and the CFO of Corumel since July 4, 2005. From 2002 to 2004, Mr. Roth was the director of GLOBALOFFICE24 AG. Mr. Roth supervised and was responsible for the 140 employees of GLOBALOFFICE24 AG. GLOBALOFFICE24 AG was a Human Resources development company that provided Consulting and IT services to its clients and operated offices in several countries, including Switzerland, Germany, Bosnia and Poland. Also, since 1991, Mr. Roth has been a management consultant and a leadership-and-management-coach to several Fortune 500 customers, such as General Motors, Dow Chemical, R.J. Reynolds, UBS, Citibank, Haniel Group, and Zürich Versicherung.

Didier Llinas ● Mr. Llinas (52) has been the Corporate Secretary of Corumel since November 11, 2004 and a director of Corumel since January 28, 2005. Since 2004, Mr. Llinas has been a managing director and the CEO of Lobaye Gold SARL, a mineral exploration company operating in the Republic of Central Africa. From 1999 to 2003, Mr. Llinas was a managing director of SECOMA, another mineral exploration company operating in the Republic of Central Africa.

Urbain Randall ● Mr. Randall (47) has been the Director of Lobaye Gold since inception in 2004. From 1999 to 2004, Mr. Randall was the Managing Director of SODICOM-CA, Industrial Development Agency. From 1989 to 1999, Mr. Randall was the managing director of Randall-Diffusion-International in Bangui. Mr. Randall received the award of “Medaille Chevalier dans l’Ordre du Merite Indutriel et Artisanal” on April 27, 1995 and the award of “Medaille Officier dans l’Ordre due Merite Industriel et Artisanal” on April 28, 2000 by presidential decree.

(b) Identify Significant Employees

Corumel currently does not have any significant employees.

(c) Family Relationships

There are no family relationships among the directors, executive officers or persons nominated or chosen by Corumel to become directors or executive officers.

(d) Involvement in Certain Legal Proceedings

(1)
No bankruptcy petition has been filed by or against any business of which any director was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

(2)	No director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offences).

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(3)
No director has been subject to any order, judgement, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

(4)
No director has been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

(e) Audit Committee Financial Expert

Corumel has no financial expert. Management believes the cost related to retaining a financial expert at this time is prohibitive. Further, because of Corumel’s limited operations, management believes the services of a financial expert are not warranted.

(f) Identification of Audit Committee

Corumel does not have a separately-designated standing audit committee. Rather, Corumel’s entire board of directors perform the required functions of an audit committee. Chris Roth and Didier Llinas are the only members of Corumel’s audit committee. None of the directors meet the independent requirements for an audit committee member. Corumel’s audit committee is responsible for: (1) selection and oversight of Corumel’s independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by Corumel’s employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. Corumel has adopted an audit committee charter. See Exhibit 99.2 - Audit Committee Charter for more information.

(g) Disclosure Committee and Charter

Corumel has a disclosure committee and disclosure committee charter. Corumel’s disclosure committee is comprised of all of its officers and directors. The purpose of the committee is to provide assistance to the chief executive officer and the chief financial officer in fulfilling their responsibilities regarding the identification and disclosure of material information about Corumel and the accuracy, completeness and timeliness of Corumel’s financial reports. See Exhibit 99.3 - Disclosure Committee Charter for more information.

(h) Code of Ethics

Corumel has adopted a code of ethics that applies to all its executive officers and employees, including its CEO and CFO. See Exhibit 99.1 - Code of Ethics for more information. Corumel undertakes to provide any person with a copy of its code of ethics free of charge. Please contact Chris Roth at (212 937 8442) to request a copy of Corumel’s code of ethics. Management believes Corumel’s code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Item 6. Executive Compensation

Corumel paid no compensation to its named executive officers during its fiscal year ending March 31, 2005. However, Lobaye Gold paid an aggregate $115,200 to its named executive officers during the year ended December 31, 2005.

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SUMMARY COMPENSATION TABLE

Long-term compensation
		Annual compensation			Awards	Payouts
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Other annual compen-sation ($) (e)	Restricted stock awards ($) (f)	Securities underlying options/ SARs (#) (g)	LTIP Payouts ($) (h)	All other compen-sation ($) (i)
Chris Roth CEO April 2005 - present CFO July 2005 - present	2003 2004 2005	n/a n/a nil	n/a n/a nil	n/a n/a nil	n/a n/a nil	n/a n/a nil	n/a n/a nil	n/a n/a nil
Didier Llinas CEO of Lobaye Gold SARL Mar 2004 - Dec 2005	2003 2004 2005	n/a 48,000 72,000	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a
Urbain Randall Managing Director of Lobaye Gold SARL Mar 2004 - present	2003 2004 2005	n/a 29,000 43,200	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a
Dr. Edwin Meier CFO April 2004 - July 2005	2003 2004 2005	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil
Norman Meier CEO Nov 2004 - April 2005	2003 2004 2005	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil	n/a nil nil
Baron Bernhard von Wüllerstorff-Urbair CEO and President April 2004 - Nov 2004	2003 2004 2005	n/a nil n/a	n/a nil n/a	n/a nil n/a	n/a nil n/a	n/a nil n/a	n/a nil n/a	n/a nil n/a
Bruce P. Young CEO and CFO July 2002 - Mar 2004	2003 2004 2005	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a

Since Corumel’s inception, no stock options, stock appreciation rights, or long-term incentive plans have been granted, exercised or repriced.

Currently, there are no arrangements between Corumel and any of its directors or between any of the subsidiaries and any of its directors whereby such directors are compensated for any services provided as directors.

There are no other employment agreements between Corumel or the subsidiaries and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer which provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of Corumel or from a change in a named executive officer’s responsibilities following a change in control.

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Item 7. Certain Relationships and Related Transactions

(a) Relationships with Insiders

No member of management, executive officer or security holder has had any direct or indirect interest in any transaction to which Corumel or either of its subsidiary was a party to.

(b) Transactions with Promoters

Corumel’s directors are currently the only promoters of Corumel. None of the directors have received anything of value from Corumel or its subsidiaries nor are any of the directors entitled to receive anything of value from Corumel or its subsidiaries for services provided as a promoter of Corumel or its subsidiaries.

Item 8. Description of Securities

Corumel’s authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of April 6 2006, there were 89,270,500 shares of common stock issued and outstanding, which were held by approximately 300 stockholders of record. Corumel has not issued any shares of preferred stock.

Common Stock

Holders of Corumel’s common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by Corumel’s board of directors with respect to any series of preferred stock, the holders of Corumel’s common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Corumel’s common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of Corumel’s common stock representing 33 1/3% of Corumel’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Corumel’s stockholders. A vote by the holders of a majority of Corumel’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Corumel’s Articles of Incorporation. Corumel’s Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by Corumel’s board of directors from time to time, the holders of shares of common stock will be entitled to such cash dividends as may be declared from time to time by Corumel’s board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by Corumel’s board of directors, upon liquidation, dissolution or winding up, the holders of shares of common stock will be entitled to receive pro rata all assets available for distribution to such holders.

If any merger or consolidation with or into another company in connection with which shares of common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Corumel’s common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of Corumel’s common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to Corumel’s common stock.

Preferred Stock

Corumel’s board of directors is authorized by its articles of incorporation to divide the authorized shares of Corumel’s preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Corumel’s board of directors is authorized, within any limitations prescribed by law and its articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

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1. The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title.
2. The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series.
3. Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights.
4. Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate if the board of directors determines.
5. Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates.
6. Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund.
7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series.
8. Any other relative rights, preferences and limitations of that series.

Change of Control

Certain provisions of Corumel’s Articles of Incorporation, Bylaws and Nevada law could be used by Corumel’s incumbent management to make it substantially more difficult for a third party to acquire control of Corumel. These provisions include the following:

a.	Corumel may issue preferred stock with rights senior to those of Corumel’s common stock; and

b.
the board of directors may fill casual vacancies occurring in the board and may appoint one or more additional directors between annual meetings of shareholders to hold office until the next annual meeting of shareholders.

These provisions may discourage certain types of transactions involving an actual or potential change in control. These provisions may also limit Corumel’s shareholders’ ability to approve transactions that they may deem to be in their best interests and discourage transactions in which Corumel’s shareholders might otherwise receive a premium for their shares over the then current market price.

Part II

Item 1. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market Information

Currently, Corumel’s shares of common stock are not listed for trading on any exchange or quotation service.
Corumel’s shares of common stock have been quoted on the NASD OTC Bulletin Board since October 17, 2005 under the symbol “CORU”. Also, from February 5, 2004 to September 21, 2004, Corumel’s shares of common stock were quoted on the NASD OTC Bulletin Board under the symbol “CORU” or “CORUE”. However, no shares of common stock were traded and no bids were posted during that time period.

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The table below gives the high and low bid information for each fiscal quarter Corumel’s common stock has been quoted. The bid information was obtained from Pink Sheets LLC and reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions, and have not been adjusted for stock dividends or splits.

High & Low Bids
Period ended	High	Low	Source
05 April 2006	$1.35	$1.26	Pink Sheets LLC
31 March 2006	$2.15	$1.26	Pink Sheets LLC
31 December 2005	$2.40	$1.10	Pink Sheets LLC

(b) Holders of Record

There are approximately 300 holders of record of Corumel’s shares of common stock.

(c) Dividends

Corumel has declared no dividends on its shares of common stock and is not subject to any restrictions that limit its ability to pay dividends on its shares of common stock. Dividends are declared at the sole discretion of Corumel’s Board of Directors.

(d)	Penny Stock Rules

Trading in Corumel’s shares of common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends Corumel’s shares of common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in Corumel’s shares of common stock, which could severely limit their market price and liquidity of Corumel’s shares of common stock.

The “penny stock” rules also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Item 2. Legal Proceedings

Corumel is not a party to any pending legal proceedings and, to the best of Corumel’s knowledge, none of Corumel’s assets are the subject of any pending legal proceedings.

Item 3. Changes in and Disagreements with Accountants

Effective May 12, 2005, Corumel’s board of directors approved a change in Corumel’s independent auditors. None of the reports of Morgan & Company, Chartered Accountants on the financial statements of Corumel for the past two years contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Although audited statements prepared by Morgan & Company, Chartered Accountants contained a going concern qualification, such financial statements did not contain any adjustments for uncertainties stated therein, nor have there been at any time, disagreements between Corumel and Morgan & Company, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Corumel retained the accounting firm of Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants to serve as its independent accountants to audit its financial statements beginning with the year ended March 31, 2005. This engagement became effective May 12, 2005. Prior to its engagement as Corumel’s independent auditors, Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants had not been consulted by Corumel either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on Corumel’s financial statements or on any other matter that was the subject of any prior disagreement between Corumel and its previous certifying accountants.

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Item 4. Recent Sale of Unregistered Securities.

There have been no sales of unregistered securities within the last three years that would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

November 29, 2005 - $1.30 Offering

On November 29, 2005, the board of directors authorized the issuance of up to 769,230 restricted shares of Common Stock at an offering price of $1.30 per share. The value of the restricted shares was arbitrarily set by Corumel and had no relationship to its assets, book value, revenues or other established criteria of value. All the restricted shares issued in this offering will be issued for investment purposes in a “private transaction”.

Corumel has received $202,081 in subscription funds from 19 non-US subscribers and has paid commissions and finder’s fees for these subscriptions. Corumel has not yet issued any restricted shares from this offering as management is waiting for all completed and signed subscription documents to be delivered before closing the private placement and issuing any restricted shares.

For the non-US subscribers outside the United States, Corumel relied on Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. Management will satisfy itself that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 have been fully complied with before issuing any restricted shares. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Corumel received from each accepted subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. No offer has been made nor will be accepted in the United States and the share certificates representing the shares will be legended with the applicable trading restrictions.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of Corumel’s common stock at this time.

Item 5. Indemnification of Directors and Officers

Corumel’s officers and directors are indemnified as provided by the Nevada Revised Statutes and its bylaws. Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless a company’s articles of incorporation specifically limit it. Corumel’s articles of incorporation do not contain any limiting language regarding director immunity from liability, except for the following:

1. a willful failure to deal fairly with Corumel or its shareholders in connection with a matter in which the director has a material conflict of interest;
2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3. a transaction from which the director derived an improper personal profit; and
4. willful misconduct.

Corumel’s bylaws provide that Corumel will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that Corumel may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that Corumel will not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

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1. such indemnification is expressly required to be made by law;
2. the proceeding was authorized by Corumel’s Board of Directors;
3. such indemnification is provided by Corumel, in its sole discretion, pursuant to the powers vested us under Nevada law; or;
4. such indemnification is required to be made pursuant to the bylaws.

Corumel’s bylaws provide that Corumel will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Claim”), by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under Corumel’s bylaws or otherwise.

Corumel’s bylaws provide that no advance will be made by Corumel to an officer of Corumel, except by reason of the fact that such officer is or was a director of Corumel, in which event this paragraph will not apply, in any Claim, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Corumel pursuant to the foregoing provisions, or otherwise, Corumel has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Part F/S

Reference is made to the filings by Corumel on Forms 10-KSB and 10-QSB for Corumel’s Financial Statements.

The financial statements of Lobaye Gold SARL begin on page F-1.

The pro forma financial information is filed as Exhibit 99.4 to this Form 8-K.

Part III

The exhibits are listed and described in Item 9.01 to this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

On March 31, 2006, as consideration for the acquisition of assets as disclosed in Item 1.01 above, Corumel agreed to issue RCA Resources Corporation 80 million restricted shares of Common Stock. Corumel relied upon the private placement exemption of Section 4(2) of the Securities Act of 1933 as the issuance did not involve a public offering. RCA conducted its own due diligence on Corumel to its satisfaction and was furnished substantial information regarding Corumel. During its due diligence, RCA had the opportunity to ask questions and receive answers from the Corumel regarding Corumel’s business and its financial condition.  The offer and issuance of the shares of Common Stock was not made pursuant to a general solicitation or general advertisement by Corumel and no broker/dealers were involved in this transaction. See Exhibit 10.7 - Asset Purchase Agreement for more details.

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Item 5.01. Changes in Control of Registrant.

On March 31, 2006, there was a change in control in the voting shares of Corumel. The basis of the change in control was a change in the controlling shareholder.

RCA Resources Corporation acquired a controlling interest by transferring its assets to Corumel pursuant to the terms and conditions of the Asset Purchase Agreement. As consideration for the assets, RCA received 80 million restricted shares of Common Stock, which represents 89.6% of the issued and outstanding shares of Common Stock in the capital of Corumel. RCA is a private corporation incorporated under the laws of Nevada, which is beneficially owned by 1,045 shareholders with no shareholder beneficially owning 5% or more of the issued and outstanding shares in the capital of RCA, with the exception of Chris Roth who beneficially owns 21.3% and Didier Llinas who beneficially owns 7.8% of the issued and outstanding shares in the capital of RCA.

Prior to the acquisition of the assets and issuance of shares as consideration for the assets, as disclosed in Item 1.01 above, no shareholder beneficially owned 5% or more of the issued and outstanding shares of Common Stock.

Item 5.06. Change in Shell Company Status.

As a result of the transaction described under Item 1.01 above, Corumel is no longer a shell company.   See Item 1.01 for information relating to the Asset Purchase Agreement and Item 2.01 for a description of Corumel’s business following completion of the transaction described under Item 1.01.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including all the exhibits listed in Item 9.01 below , is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in the exhibits listed in Item 9.01 below is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Financial Statements of Lobaye Gold SARL - See Page F-1.

(b) Pro Forma Financial Information

See Exhibit 99.4.

(c) See (a) and (b) of this Item 9.01.

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(d)  Exhibits

Exhibit	Description	Status
10.1
Property Acquisition Agreement dated March 28, 2003 between Corumel Minerals Corp. and William A. Howell, filed as an Exhibit to Corumel’s registration statement on Form SB-2 filed on June 20, 2003, and incorporated herein by reference.
Filed
10.2
Transfer of Interest Agreement dated May 29 between Corumel Minerals Corp. and William A. Howell, filed as an Exhibit to Corumel’s registration statement on Form SB-2 filed on June 20, 2003, and incorporated herein by reference.
Filed
10.3
Amending Agreement dated June 2, 2003 to the Property Acquisition Agreement between, Corumel Minerals Corp. and William A. Howell, filed as an Exhibit to Corumel’s registration statement on Form SB-2 filed on June 20, 2003, and incorporated herein by reference.
Filed
10.4
Letter of Intent dated October 27, 2005 between Corumel Minerals Corp. and RCA Resources Corporation, filed as an Exhibit to Corumel’s Form 8-K (Current Report) filed on October 28, 2005, and incorporated herein by reference.
Filed
10.6
Letter of Intent dated October 27, 2005 between Corumel Minerals Corp. and RCA Resources Corporation, filed as an Exhibit to Corumel’s Form 8-K (Current Report) filed on October 28, 2005 and incorporated herein by reference.
Filed
10.7
Asset Purchase Agreement dated March 31, 2006 between Corumel Minerals Corp. and RCA Resources Corporation filed as an Exhibit to Corumel’s Form 8-K (Current Report) filed on March 31, 2006 and incorporated herein by reference.
Filed
10.8
Lease Agreement for industrial mining equipment dated December 15, 2005 between RCA Resources Corporation and Lobaye Gold SARL filed as an Exhibit to Corumel’s Form 8-K (Current Report) filed on March 31, 2006 and incorporated herein by reference.
Filed
99.1	Code of Ethics, filed as an Exhibit to Corumel’s annual report on Form 10-KSB filed on July 14, 2004, and incorporated herein by reference.	Filed
99.2	Audit Committee Charter, filed as an Exhibit to Corumel’s annual report on Form 10-KSB filed on July 14, 2004, and incorporated herein by reference.	Filed
99.3	Disclosure Committee Charter, filed as an Exhibit to Corumel’s annual report on Form 10-KSB filed on July 14, 2004, and incorporated herein by reference.	Filed
99.4	Pro Forma Financial Information	Included
99.5	General exploration licenses for gold and diamond prospecting for the regions of Guingala, Amada-Gaza and Abba	Included

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FINANCIAL STATEMENTS

DECEMBER 31, 2005 and 2004

LOBAYE GOLD SARL.
(A development stage company)

(Stated in US dollars)

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LOBAYE GOLD SARL.
(A development stage company)

Index to Financial Statements

Page
Report of Independent Public Accountant	F-3
Balance Sheet at December 31, 2005	F-4
Statements of Losses and Comprehensive Income (loss) for the year ended December 31,2005 and for the period March 04, 2004 (date of inception) to December 31, 2004	F-5
Statements of Deficiency in Stockholders’ Equity for year ended December 31,2005 and for the period March 04, 2004 (date of inception) to December 31, 2004	F-6
Statements of Cash Flows for the year ended December 31,2005 and for the period March 04, 2004 (date of inception) to December 31, 2004	F-7
Notes to Financial Statements	F-8 - F-15

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REPORT ON THE ACCOUNTS CLOSED
AS PER DECEMBER 31, 2005

Gentlemen,

The present account results from the temporary financial states covering the period of March 4, 2004 to December 31, 2005, that has been confided us by the LOBAYE-GOLD SARL according to the relative reports, of which the following data are quoted below:

BALANCE TOTAL  =     750 860 548 F

OPERATIONS RESULTS   =    0 F

RESULTAT FISCAL YEAR =   0 F

We declare that the accounts have been established from the documents and information provided by LOBAYE-GOLD SARL and are in conformity with the accounting principles and rules generally admitted in the countries of the OHADA zone.

Established at Bangui, this 31st of December 2005

The CEO of the Chartered Accountant Firm:

Christophe YONKEU

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LOBAYE GOLD SARL.
(A development stage company)
BALANCE SHEETS
DECEMBER 31, 2005
(Stated in US dollars)

	December 31, 2005	December 31, 2004
ASSETS:
Cash and cash equivalents	$30,262	$6,841
Accounts receivable and advances	2,875	826
Deposits	406	464
	33,543	8,131

Property and Equipment(Note B)	178,546	36,829

Total assets	$212,089	$44,960

LIABILITIES AND DEFICIENCY STOCKHOLDERS' EQUITY:
Accounts payable and accrued liabilities	$-	$6
Advances from related party (Note D)	1,265,388	201,149
Total current liabilities	1,265,388	201,155

Commitments and contingencies (Note F)	-	-

Deficiency in Stockholders' equity:
Capital stock, stated value, $0.002 per share; 50,000,000 shares authorized ; 50,000,000 shares issued and outstanding at December 31, 2005 and 2004	103,191	103,191
Deficit accumulated during development stage	(1,212,168)	(238,090)
Accumulated other comprehensive income (losses)	55,678	(21,296)
Total deficiency in stockholders' equity	(1,053,299)	(156,195)
Total liabilities and deficiency in stockholders' equity	$212,089	$44,960

See accompanying notes to financial statements

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LOBAYE GOLD SARL.
(A development stage company)
STATEMENTS OF LOSSES AND COMPREHENSIVE INCOME (LOSS)
(Stated in US dollars)

			For the period from March 4, 2004 (date of inception) through December 31, 2005
	For the Year Ended December 31, 2005	For the period from March 4, 2004 (date of inception) through December 31, 2004
Costs and Expenses:
General and Administrative	$1,003,858	$238,090	$1,241,948
Total Operating Expense	1,003,858	238,090	1,241,948
Income
Other income	(29,780)	-	(29,780)
Total Net Expense	974,078	238,090	1,212,168
Provision for Income Taxes	-	-	-
Net Loss	$974,078	$238,090	$1,212,168

Other comprehensive (income)loss:
Foreign exchange adjustments	(76,974)	21,296	(55,678)
Comprehensive loss	$(897,104)	$(259,386)	$(1,156,490)

See accompanying notes to financial statements

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LOBAYE GOLD SARL.
(A development stage company)
STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD MARCH 04, 2004 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2005
(Stated in US dollars)

	Capital Stock
	Shares	Amount ($)	Accumulated Other Comprehensive Income (Loss)	Deficit Accumulated During Development Stage	Total
Issuance of 50,000,000 shares of capital stock in March, 2004 in exchange for cash at approximately $.002 per share	50,000,000	$103,191	$-	$-	$103,191
Net Loss for the period	-	-	-	(238,090)	(238,090)
Comprehensive income ( loss) for the period- Foreign Currency Translation adjustment, net of tax expense of $ 0	-	-	(21,296)	-	(21,296)
Balance at December 31, 2004	50,000,000	$103,191	(21,296)	$(238,090)	$(156,195)
Net Loss for the year	-	-	-	(974,078)	(974,078)
Comprehensive income (loss) for the year- Foreign Currency Translation adjustment, net of tax expense of $ 0	-	-	76,974	-	76,974
Balance at December 31, 2005	50,000,000	$103,191	$55,678	$(1,212,168)	$(1,053,299)

See accompanying notes to financial statements

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LOBAYE GOLD SARL.
(A development stage company)
STATEMENTS OF CASH FLOWS
(Stated in US dollars)

	December 31,	For the period from March 4, 2004 (date of inception) through December 31,	For the period from March 4, 2004 (date of inception) through December 31, 2005
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from development stage operations	$(974,078)	$(238,090)	$(1,212,168)
Adjustments to reconcile net loss from development stage operations to cash used for operating activities:
Amortization	13,405	4,059	17,464
Changes in assets and liabilities:
Deposits	58	(464)	(406)
Accounts receivable	(2,049)	(826)	(2,875)
Accounts payable and accrued expenses	(6)	6	-
NET CASH (USED IN) OPERATING ACTIVITIES	(962,670)	(235,315)	(1,197,985)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital asset	(155,122)	(40,888)	(196,010)
NET CASH PROVIDED BY INVESTING ACTIVITIES	(155,122)	(40,888)	(196,010)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of capital , net of costs and fees (Note E)	-	103,191	103,191
Proceeds from related parties advances, net of repayments (Note B)	1,064,239	201,149	1,265,388
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,064,,239	304,340	1,368,579
EFFECT OF FOREIGN CURRENCY TRANSLATION	76,974	(21,296)	55,678
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	23,421	6,841	30,262

Cash and cash equivalents at the beginning of the year	6,841	-	-

Cash and cash equivalents at the end of the year	$30,262	$6,841	$30,262

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for interest	$-	$-	$-
Income taxes paid	-	-	-

See accompanying notes to financial statements

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LOBAYE GOLD SARL.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

Lobaye Gold Sarl. (the "Company" or “Lobaye”) was incorporated under the laws of the Republic of Central Africa, Bangui ,on March 04, 2004. The Company has been in the gold, diamonds, platinum, palladium and other mineral exploration business since its formation. The Company has not commenced significant operations and is considered a development stage Company, as defined by Statement of Financial Accounting Standards No. 7 (“SFAS 7”). To date the Company has generated no revenues, has incurred expenses, and has sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period March 04,2004 (date of inception) through December 31, 2005, the Company has accumulated losses of $1,156,490.

Lobaye is owned and controlled by RCA Resources Corproation (‘ RCA’ or ‘Parent’) a corproation organized under the laws of the State of Nevada.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Income Taxes

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (“SFAS 109”). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Page - 43

LOBAYE GOLD SARL..
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs.” Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no expenditures on research and product development for the for the period from March 04, 2004 (date of inception) to December 31, 2005.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation.” Assets and liabilities are translated at current exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholder’s equity. Foreign currency transaction gains and losses are included in the statement of operations.

Mineral Property Payments and Exploration Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed in the period incurred.

Liquidity

To date the Company has generated no revenues, has incurred expenses, and has sustained losses. As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $897,104 during the year ended December 31, 2005. The Company’s current liabilities exceeded its current assets by $1,231,845 as of December 31, 2005. For the period March 04,2004 (date of inception) through December 31, 2005, the Company has accumulated losses of $1,156,490. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise.

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”. SFAS No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.

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LOBAYE GOLD SARL.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Stock Based Compensation

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“SFAS No. 148”), "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the period February 09, 2005 (date of inception) to December 31, 2005 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. The Company has no awards of stock-based employee compensation outstanding at December 31, 2005.

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. Management has not determined the impact that this statement will have on Company's consolidated financial statements.
Segment Information

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

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LOBAYE GOLD SARL..
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method office furniture and fixtures 10% ,Computer equipment 25% ,Telephone 15% and office equipment 20% . The property and equipment will be depreciated over their estimated useful lives.

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred no advertising costs for the period from March 04, 2004 (date of inception) to December 31, 2005.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of applicable government mandated insurance limit.  The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The Company have accounts receivable of $2,875 and no allowance for doubtful accounts at December 31, 2005.

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LOBAYE GOLD SARL.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company’s results of operations in the third quarter of fiscal year 2006 and thereafter.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

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LOBAYE GOLD SARL.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

NOTE B - PROPERTY AND EQUIPMENT
Property and equipment , at cost, consists of the following:

December 31           2005    2004
Furniture and Fixtures      $20,224                       $14,868
Computer Equipment                                                          17,984   7,832
Office Equipment and Telephone                                     61,932                         18,188
Construction in Progress and Materials                          95,870                                  -
                                                                                              196,010                        40,888
Less accumulated amortization     17,464                          4,059

Net Book Value                                                                $178,546                      $36,829

NOTE C - MINERAL PROPERTY AND EXPLORATION DECREES

On April 13 ,2005 Lobaye Gold Sarl acquired exploration decrees to Gold and Diamond explorations rights in three mining areas located in the regions Guingala , Amada-Gaza et de Abba of the Central African Republic. This decree expires in three years and is renewable. The Company charged the costs of acquiring the decrees to operations during the year ended December 31, 2005.

NOTE D - ADVANCES FROM RELATED PARTIES

During the year ended December 31, 2005 the Company’s Parent advanced funds to the Company for working capital purposes. Total amount due to related parties amounted $1,265,388 at December 31, 2005. The amounts advanced are unsecured, non-interest bearing and have no specific terms of repayment.

NOTE E - CAPITAL STOCK

The Company has authorized 50,000,000 shares if capital stock, with a stated value of $.002 per share. As of December 31, 2004 and 2003, the Company has 50,000,000 shares issued and outstanding. In March, 2004, the Company issued 50,000,000 shares of common stock in exchange for a $ 103,191 to capitalize the Company.

NOTE F - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

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LOBAYE GOLD SARL.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

NOTE F - COMMITMENTS AND CONTINGENCIES (continued)

Foreign Currency and Political Risks

The Company is in the development stage of owing and operating mines and its current market is Central African Republic. Operations outside the United States may be subject to certain risks which ordinarily would not be expected to exist in the United States, including foreign currency restrictions, extreme exchange rate fluctuations, expropriation of assets, civil uprisings and riots, war, unanticipated taxes including income taxes, excise duties, import taxes, export taxes, sales taxes or other governmental assessments, availability of suitable personnel and equipment, termination of existing contracts and leases, government instability and legal systems of decrees, laws, regulations, interpretations and court decisions which are not always fully developed and which may be retroactively applied. Management is not presently aware of any events of the type described in the country in which it presently operates that have not been provided for in the accompanying financial statements.

Based upon the advice of local advisors concerning the interpretation of the laws, practices and customs of the Central African Republic, management believes the Company follows the current practices in the Country; however, because of the nature of these potential risks, there can be no assurance that the Company may not be adversely affected by them in the future. The Company does not insure any of its equipment in countries outside the United States against certain political risks and terrorism

NOTE G - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements for the period March 04, 2004 (date of inception) to December 31,2005, the Company incurred losses of $1,156,490 respectively. The Company’s current assets exceeded its current liabilities by $1,231,845 but spent amounted of $897,104 as of December 31, 2005. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the strategic acquisition of businesses and continued business development, and additional equity investment in the Company. The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company’s liquidity, the Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems.

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LOBAYE GOLD SARL.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

NOTE H SUMMARY OF PRINCIPAL DIFFERENCES OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES BETWEEN THE CENTRAL AFRICAN REPUBLIC AND THE UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The company's financial statements have been prepared under Finnish Generally Accepted Accounting Principles applied by the Organization for the Harmonization of Business Laws in Africa (“OHADA”), which differs in certain significant respects from the United States Generally Accepted Accounting Principles ("US GAAP"). The principal differences between the Company's accounting policies under OHADA GAAP and US GAAP are set out below:

1. Reconciliation of net loss and net assets between OHADA GAAP and US GAAP.

There are no significant differences between the net loss and stockholders' equity as reported under OHADA GAAP and as reported under US GAAP.

2. Loss per share.

There are no significant differences between the loss per share as reported under OHADA GAAP and as reported under US GAAP.

3. Statements of cash flows.

There are no significant differences between the statement of cash flows as reported under OHADA GAAP and as reported under US GAAP.

Page - 50

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Corumel Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

CORUMEL MINERALS CORP.

Dated: April 6, 2006                                   By: /s/ Chris Roth
Chris Roth - CEO & President

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Exhibit 99.4

Pro Forma Financial Statements

Page - 52

(a)	Pro Forma Financial Information.

Condensed Consolidated Pro Forma Unaudited Balance Sheet as of December 31, 2005	F-2
Condensed Consolidated Pro Forma Unaudited Statement of Losses for the Nine Months Ended December 31, 2005	F-3
Condensed Consolidated Pro Forma Unaudited Statement of Losses for the Year Ended March 31, 2005	F-4
Notes to Condensed Consolidated Pro Forma Unaudited Financial Statements	F-5

 Unaudited Pro Forma Condensed Financial Information

On March 31, 2006, a 100% interest in Lobaye Gold SARL (“Lobaye”) was sold to Corumel Minerals, Corp. (“Corumel”) an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, Lobaye will be the surviving entity. The transaction is accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired and liabilities assumed of Corumel was $ 199,960. From July 2002 until the date of the acquisition, Corumel was an inactive corporation with no significant assets and liabilities.

The Proforma Unaudited Financial Statements have been prepared by management of Lobaye in order to present consolidated financial position and results of operations of Corumel and Lobaye as if the acquisition had occurred as of December 31, 2005 for the pro forma condensed balance sheet and to give effect to the acquisition of Corumel , as if the transaction had taken place at April 1, 2004 for the pro forma condensed consolidated statement of losses for the nine months ended December 31, 2005 and the year ended March 31 ,2005.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of Lobaye (including notes thereto) included in this Form.

Effective with the acquisition, the 100% interest in Lobaye was acquired for an aggregate of 80,000,000 shares of Corumel common stock. The value of the stock that was issued was the historical cost of Lobaye’s net tangible assets, which did not differ materially from their fair value. In accordance with Financial Accounting Standards No. 141 Lobaye is the acquiring entity.

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CORUMEL MINERALS, INC. CONDENSED CONSOLIDATED PRO FORMA UNAUDITED BALANCE SHEET DECEMBER 31, 2005
ASSETS
	Corumel	Lobaye Gold	Pro Forma Adjustments		Pro Forma Consolidated
Current assets:
Cash	$24,815	$30,262			$55,077
Prepaid expenses and deposits	-	406			406
Accounts receivable and advances	400	2,875			3,275
Total current assets	25,215	33,543			58,758

Property and equipment, net	-	178,546			178,546

	$25,215	$212,089			$237,304

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
Accounts payable	$20,240	$-			$20,240
Advances from Stockholders	187,774	1,265,388			1,453,162
Total current liabilities	208,014	1,265,388			1,473,402

Stockholders’ equity:
Preferred Stock, par value $.001 per share; 10,000,000 shares authorized; none issued and outstanding	-	-			-
Common stock, par value $.001 per share; 90,000,000 shares authorized; 9,270,500 shares issued and outstanding at December 31 2005	9,271	103,191	(103,191)	(1)	89,271
			80,000	(1)

Additional paid-in-capital	88,866		(66,385)	(1)	22,481

Common stock subscription	7,800				7,800
Accumulated deficit during development stage	(288,736)	(1,212,168)	288,736	(1)	(1,411,328)
			(199,160)	(2)
Accumulated other comprehensive income (losses)	-	55,678			55,678

Total stockholders’ equity (deficit)	(182,799)	(1,053,299)			(1,236,098)

	$25,215	$212,089			$237,304
See accompanying notes to the proforma unaudited consolidated financial statements

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CORUMEL MINERALS, INC. CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF LOSSES FOR THE NINE MONTHS ENDED DECEMBER 31, 2005

	Corumel		Lobaye Gold	Pro Forma Adjustments		Pro Forma Consolidated
Operating expenses:
Selling, general and administrative		$135,070	$1,003,858	$199,160	(2)	$1,338,088

Operating expense		135,070	1,003,858			1,338,088

Other income		-	(29,780)			(29,780)
Total Net Expense		135,070	974,078			1,308,308
Provision for Income Taxes		-	-			-
Net Loss		(135,070)	(974,078)			(1,308,308)

Other comprehensive (income)loss:
Foreign exchange adjustments		-	(76,974)			(76,974)
Comprehensive loss	$	(135,070)	$(897,104)			$(1,231,334)

Loss per common share
(basic and assuming dilution)		$(.01)	N/A			$(.01)

Weighted average shares outstanding		9,270,500	N/A			89,270,000
Basic and diluted

See accompanying notes to proforma unaudited consolidated financial statements

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CORUMEL MINERALS, INC. CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF LOSSES FOR THE YEAR ENDED MARCH 31. 2005

	Corumel	Lobaye Gold	Pro Forma Adjustments		Pro Forma Consolidated
Operating expenses:
Selling, general and administrative	$62,076	$238,090	$199,960	(2)	$500,126

Operating expense	62,076	238,090			500,126

Net loss before taxes	(62,076)	(238,090)			(500,126)
Provision for income taxes	-	-			-
Net loss	(62,076)	(238,090)			(500,126)

Other comprehensive (income)loss:
Foreign exchange adjustments	-	21,296			21,296
Comprehensive loss	$(62,076)	$(259,386)			$(521,422)

Loss per common share	$(.01)	N/A			$(.01)
(basic and assuming dilution)

Weighted average shares outstanding	9,270,500	N/A			89,270,500
Basic and diluted

See accompanying notes to proforma unaudited consolidated financial statements

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CORUMEL MINING, INC.
NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

.

The Proforma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of Corumel and Lobaye Gold as if the acquisition had occurred as of December 31, 2005 for the pro forma condensed balance sheet and to give effect to the acquisition of Corumel , as if the transaction had taken place at April 1, 2004 for the pro forma condensed consolidated statement of losses for the nine months ended December 31, 2005 and the year ended March 31, 2005

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of December 31, 2005 and the pro forma condensed consolidated statement of losses for the nine months ended December 31, 2005 and the year ended March 31 ,2005, respectively.

(1) To record the issuance of 80,000,000 shares of Corumel common stock as consideration for the 100% interest in Lobaye Gold and related adjustment to additional paid in capital of $66,385.

(2) To record the acquisition of Corumel for stock. The significant components of this transaction are:

Common stock retained by Corumel shareholders	$ 9,271
Liabilities assumed	208,104
Common stock previously subscribed	7,800
Assets acquired	(25,215)
Total consideration paid	$ 199,960

In accordance with SOP 98-5, the Company will expense as organization costs the $ 199,960.

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Exhibit 99.5

General Exploration Licenses

Page - 58

CENTRAL AFRICAN REPUBLIC

THE PRESIDENT OF THE REPUBLIC
HEAD OF STATE

DECREE N° 05. 079
concerning the grant of three general exploration
licenses of type “A” to LOBAYE GOLD SARL
***********
THE PRESIDENT OF THE REPUBLIC
HEAD OF STATE
In view of:
The Constitution of 27th December 2004;
Decree N° 03.331 of 12th December 2003 concerning the appointment of the Prime Minister;
Decree N° 04.256 of 2nd September 2004, concerning the appointment or retention of Government Ministers and subsequent amendments;
Order N° 04.001 of 1st February 2004 concerning the Mining Code of the Central African Republic;
Decree N° 04.183 of 15th June 2004 stipulating the application conditions for Order N° 04.001 of 1st February 2004 concerning the Mining Code of the Central African Republic;
Order N° 88.009 of 24th February 1988 stipulating the tax system applicable to Exploration, Operation and Marketing in the Mining Industry, except with regard to uranium and related substances and hydrocarbons;
Decree N° 04.364 of 8th December 2004 concerning the organization and operation of the Ministry of Mines, Energy and Hydraulic Resources and stipulating the powers of the Minister;
regarding the proposal of the Minister of ENERGY, MINES and Hydraulic Resources

HEARD BY THE COUNCIL OF MINISTERS,

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DECREES

Article 1: The company “LOBAYE GOLD SARL” is granted three (3) general exploration licenses numbered RC4-262, RC4-263 and 264 for the regions of Guingala, Amada-Gaza and Abba for a validity period of three (3) years respectively for gold and diamond prospecting.

Article 2: The areas of the said licenses are delimited by polygons each covering a maximum surface area of 1000 km², the vertices of which are defined by the following coordinates:

Zone 1: Guingala (202 km²)
Points	Longitude (East)	Latitude (North)
A	17°20’00”	4°10’00”
B	17°28’00”	4°10’00”
C	17°28’00”	4°00’00”
D	17°26’20”	4°00’00”

  Zone 2: Amada-Gaza (1000 km²)

Points	Longitude (East)	Latitude (North)
A	14°58’33”	4°40’08”
B	15°02’00”	4°40’08”
C	15°02’00”	5°12’50”
D	14°51’25”	5°12’50”
E	14°51’25”	4°53’28”

 Zone 3: Abba (1000 km²)

Points	Longitude (East)	Latitude (North)
A	15°02’00”	5°30’10”
B	15°15’11”	5°30’10”
C	15°15’11”	5°07’08”
D	15°02’00”	5°07’08”

Article 3: During the validity period, LOBAYE GOLD SARL shall undertake to invest a minimum of 25,000 FCFA/km²/year for each license.

Article 4: Monthly progress reports on the exploration work shall be submitted to the Minister in charge of Mines and to the Director General of Mines.

Article 5: This decree shall come into force on the day of its signature and shall be recorded and published in the Official Journal.
Drawn up in Bangui, 13 April 2005
GENERAL
(seal)
François BOZIZE

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